Exhibit "2.1"

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 23, 1998, by and among Community West Bancshares, a California corporation ("Community West"), 5827 Hollister Avenue, Goleta, California 93117, and Palomar Savings & Loan Association, a California savings and loan association ("Palomar"), 355 Grand Avenue, Escondido, California 92025, pursuant to which Palomar will become a separate wholly-owned subsidiary of Community West, with reference to the following:

                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, Palomar is a California savings and loan association with its principal office in the City of Escondido, County of San Diego, State of California, and Community West is a California corporation with its principal office in the unincorporated area of Santa Barbara County known as Goleta, County of Santa Barbara, State of California;

     WHEREAS, Palomar and Community West desire to enter into this Agreement which contemplates the acquisition of Palomar by Community West, pursuant to which Palomar will become a separate, wholly-owned subsidiary of Community West;

     WHEREAS, this Agreement provides for the completion of the acquisition of Palomar by Community West through the merger (the "Merger") of Palomar with an interim California corporation which shall be a wholly-owned subsidiary of Community West ("CWB Merger Corp") under the applicable laws of the State of California and in accordance with the Merger Agreement (the "Merger Agreement") to be entered into by and between CWB Merger Corp and Palomar substantially in the form of Exhibit "A" hereto;
               ------------

     WHEREAS, to consummate the Merger the parties hereto will have to take various steps and actions (collectively, with the Merger, the "Transactions"); and

     WHEREAS, the Boards of Directors of Community West and Palomar have determined that this Agreement and the Transactions are in the best interests of their respective shareholders and have approved this Agreement and authorized its execution;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                A G R E E M E N T
                                - - - - - - - - -

                                    ARTICLE I

                       THE MERGER AND RELATED TRANSACTIONS
                       -----------------------------------

     1.1     CREATION  OF  CWB  MERGER  CORP.   As soon as practicable Community
             -------------------------------
West shall organize CWB Merger Corp pursuant to the General Corporations Law of California (the "GCC") as a new California corporation wholly-owned by Community West to facilitate the transactions contemplated by this Agreement.

     1.2     MERGER.   At  the  Effective  Time  of  the Merger (as that term is
             ------
defined in Section 2.2 hereof), pursuant to the terms of this Agreement and the Merger Agreement, the following transactions will be deemed to have occurred simultaneously:

     (a)     MERGER  OF  CWB  MERGER  CORP AND PALOMAR.  CWB Merger Corp will be
             -----------------------------------------
merged with and into Palomar, and the separate corporate existence of CWB Merger Corp shall cease. Palomar as the association surviving the Merger is sometimes referred to herein as the "Surviving Association."

     (b)     EFFECT ON CWB MERGER CORP SHARES.   Each share of the common stock,
             --------------------------------
no par value, of CWB Merger Corp (the "CWB Merger Corp Stock") issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of Community West or CWB Merger Corp, shall be converted into one share of common stock of the Surviving Association (the "Surviving Association Stock"). Each outstanding stock certificate which prior to the Effective Time of the Merger represented shares of CWB Merger Corp Stock automatically and for all purposes shall be deemed to represent the number of shares of Surviving Association Stock into which the shares of CWB Merger Corp Stock represented by such certificate have been converted as provided in this Subsection 1.2(b); provided, however, at the request of Community West, the Surviving Association shall exchange Community West's certificate or certificates formerly representing shares of CWB Merger Corp Stock for a certificate or certificates of Surviving Association Stock.

     (c)     EFFECT  ON  PALOMAR SHARES.   Each share of the common stock, $4.00
             --------------------------
par value, of Palomar (the "Palomar Stock") issued and outstanding immediately prior to the Effective Time of the Merger, except for Dissenting Palomar Shares (as defined in Section 1.3 hereof), on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of Palomar or the holders of Palomar Stock, automatically shall be canceled and cease to be an issued and outstanding share of Palomar Stock and shall be converted into the right to receive that number of newly issued shares of common stock, no par value, of Community West, equal to the whole and fractional number resulting from dividing the Palomar Per Share Value by the Community West Per Share Value, plus cash in lieu of fractional interests as specified in Section
1.5 of the Agreement. For purposes of this Agreement, the term Community West Per Share Value shall mean the average of the "bid" and "ask" of Community West Stock as quoted in the NASDAQ National Market System for the thirty (30) trading days immediately preceding the Closing (as that term is defined in Section 2.1 hereof). For purposes of this Agreement, the term Palomar Per Share Value shall mean the product of the following equation: [2.2] x [a b] where "a" is the Palomar Total Shareholders Equity as of the last day of the calendar month immediately preceding the Closing as determined in accordance with generally accepted accounting principals as in effect in the United States, consistently applied (without giving effect to the payment of any finders'fee occurring after the Closing), and where "b" is the number of shares of Palomar Stock outstanding immediately prior to the Closing. Certificates formerly evidencing shares of Palomar Stock shall be surrendered for exchange to the Transfer Agent (as defined in Section 1.6 hereof) in accordance with Section 1.6.

     (d)     EFFECT  ON  COMMUNITY  WEST  SHARES.   Each share of Community West
             -----------------------------------
Stock issued and outstanding immediately prior to the Effective Time of the Merger, except for Dissenting Community West Shares (as defined in Section 1.4 hereof), shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of Community West.

     (e)     ALTERNATIVE  METHOD.  Anything  herein  to  the  contrary
             -------------------
notwithstanding,  Community  West may at any time prior to the Effective Time of
             -
the Merger change the method of effecting the acquisition of Palomar (including, without limitation, the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Palomar Stock as provided for in this Agreement, (ii) cause the transaction to be treated as anything other than a tax-free reorganization to the shareholders of Palomar Stock, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     1.3     DISSENTING  SHARES  OF  PALOMAR  STOCK.  Each  outstanding share of
             --------------------------------------
Palomar Stock whose holder has lawfully dissented from the Merger in accordance with the applicable statutes of the State of California, and who shall have timely demanded payment of the value of such shareholder's Palomar Stock and submitted such shares for endorsement as provided in Section 1300(b) of the CGC ("Dissenting Palomar Shares"), shall thereafter have only such rights as are provided a dissenting shareholder in accordance with said statutes and shall have no other rights under this Agreement or as shareholders of Palomar.

     1.4     DISSENTING  SHARES  OF  COMMUNITY  WEST STOCK.   Any shareholder of
             ---------------------------------------------
Community West who shall have lawfully dissented from the Transactions in accordance with the applicable statutes of the State of California, and who shall have timely demanded payment of the value of such shareholder's Community West Stock and submitted such shares for endorsement as provided in Section 1300(b) of the CGC ("Dissenting Community West Shares"), shall thereafter have only such rights as are provided a dissenting shareholder in accordance with said statutes and shall have no other rights under this Agreement or as shareholders of Community West.

     1.5     FRACTIONAL  SHARES.   No  fractional shares of Community West Stock
             ------------------
shall be issued in the Merger. In lieu thereof, each holder of Palomar Stock who would otherwise be entitled to receive fractional shares of Community West Stock shall receive an amount in cash equal to the fair market value of one share of Community West Stock at the close of business on the date seven days preceding the Closing Date (as determined in Section 2.1), multiplied by the fraction of a share of Community West Stock to which such holder would otherwise be entitled.

     1.6     DELIVERY  OF  CERTIFICATES  AND  CASH.
             -------------------------------------

     (a)     TRANSFER  AGENT.  Prior  to  the  Effective  Time  of  the  Merger,
             ---------------
Community West shall deliver or cause to be delivered to U.S. Stock Transfer Corporation, its transfer agent (the "Transfer Agent"), an amount of cash equal to the anticipated aggregate amount of fractional interests to be paid pursuant to Section 1.5 hereof, and sufficient certificates of its common stock for issuance to Palomar's shareholders. Delivery to the holders of Palomar Stock of the certificates for Community West Stock and cash to which they are entitled will subsequently be made by the Transfer Agent against delivery of share certificates formerly evidencing Palomar Stock (duly executed and in proper form for transfer) to the Transfer Agent in accordance with this Section 1.6 and the terms and conditions of an agreement to be entered into by and between Community West and the Transfer Agent (the "Transfer Agent Agreement"). A copy of the Transfer Agent Agreement will be provided to Palomar and its counsel for approval prior to consummation of the Merger, which approval shall not be unreasonably withheld.

     (b)     EXCHANGE  PROCEDURES.   As  soon as practicable after the Effective
             --------------------
Time of the Merger, the Transfer Agent will send a notice and transmittal form to each holder of a certificate previously representing shares of Palomar Stock advising such holders of the applicable terms of the conversion effected by the Merger and the procedure for surrendering to the Transfer Agent such certificate for conversion. Each holder of such certificates, upon surrender of the same to the Transfer Agent in accordance with such transmittal form, shall be entitled to receive the consideration provided for in Subsection 1.2(c) hereof, with the exception of holders of Dissenting Palomar Shares. If the consideration for shares of Palomar Stock provided for in Subsection 1.2(c) is to be delivered to any person other than the registered holder of said shares surrendered for exchange, the amount of any stock transfer tax or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be paid to the Transfer Agent by such person, or the Transfer Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. The certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

     (c)     TRANSFERS.   After the Effective Time of the Merger, there shall be
             ---------
no transfers on the stock transfer books of Palomar of the Palomar Stock that was outstanding immediately prior to the Effective Time of the Merger.

     (d)     TERMINATION  OF  EXCHANGE FUND.   Any portion of the cash delivered
             ------------------------------
to the Transfer Agent (including the proceeds of any investments thereof) that remains unclaimed by the holders of Palomar Stock for six months after the Effective Time of the Merger shall be returned to Community West. Any holders of Palomar Stock who have not theretofore complied with this Section 1.6 shall thereafter look only to Community West for exchange of their Palomar Stock upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of Community West, Palomar, the Transfer Agent or any other person shall be liable to any former holder of Palomar Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e)     LOST,  STOLEN  OR  DESTROYED  CERTIFICATES.   In  the  event  any
             ------------------------------------------
certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Community West, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Transfer Agent shall exchange such lost, stolen or destroyed certificate, upon due surrender thereof, in accordance with the provisions of this Section 1.6.

     1.7     EFFECT  OF  THE  MERGER.   By  virtue  of  the  Merger  and  at the
             -----------------------
Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of CWB Merger Corp and Palomar shall be vested in and be held and enjoyed by the Surviving Association, without further act or deed, and all the estates and interests of every kind of CWB Merger Corp and Palomar, including all debts due to either of them, shall be as effectively the property of the Surviving Association as they were CWB Merger Corp and Palomar, and the title to any real estate vested by deed or otherwise in either CWB Merger Corp or Palomar shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of CWB Merger Corp and Palomar shall be preserved unimpaired, and all debts, liabilities and duties of CWB Merger Corp and Palomar shall be debts, liabilities and duties of the Surviving Association and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

     1.8     NAME  OF  SURVIVING  ASSOCIATION.   The  name  of  the  Surviving
             --------------------------------
Association  shall  be  "Palomar  Savings  &  Loan  Association."

     1.9     ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING ASSOCIATION.  The
             -------------------------------------------------------------
Articles of Incorporation and Bylaws of Palomar as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Surviving Association.

     1.10     DIRECTORS  AND  OFFICERS OF SURVIVING ASSOCIATION.   The directors
              -------------------------------------------------
of Palomar at the Effective Time of the Merger shall be the directors of the Surviving Association until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Surviving Association; provided however, that at the Effective Time of the Merger one additional person designated by the Board of Directors of Community West in its sole and absolute discretion shall be appointed to the Board of Directors of Palomar. The officers of Palomar at the Effective Time of the Merger shall be the officers of the Surviving Association until they resign or are replaced or terminated by the Board of Directors of the Surviving Association or otherwise in accordance with the Surviving Association's Articles of Incorporation or Bylaws.

     1.11     DIRECTORS  AND  OFFICERS  OF  COMMUNITY  WEST.   The  directors of
              ---------------------------------------------
Community West's at the Effective Time of the Merger shall be the directors of Community West until their successors have been chosen and qualified in accordance with the Article of Incorporation and Bylaws of Community West; provided however, that at the Effective Time of the Merger one additional person designated by the Board of Directors of Palomar in its sole and absolute discretion shall be appointed to the Board of Directors of Community West.

     1.12     SHAREHOLDER  AGREEMENTS.   Concurrently with the execution of this
              -----------------------
Agreement Palomar and Community West shall cause each of their directors and executive officers to enter into agreements substantially in the form of Exhibit "B-1" or Exhibit "B-2" hereto, respectively, pursuant to which each shareholder shall agree to vote or cause to be voted all shares of their Community West Stock or Palomar Stock with respect to which such shareholder has voting power on the date hereof or hereafter acquired to approve the Transactions contemplated hereby and all requisite matters related thereto.

     1.13     AFFILIATES'  LETTERS.   Concurrently  with  the  execution of this
              --------------------
Agreement Palomar shall cause each of its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, as amended, to sign an Affiliates Letter substantially in the form of Exhibit "C" hereto. At the Closing, Palomar shall
                              -----------
cause any affiliates who had not previously signed an Affiliates Letter to do so as a condition to the Closing. Each share of Community West Stock issued in respect of Palomar Stock pursuant to the Merger to such affiliates shall bear the restrictive legend specified in Exhibit "C".
                                         ------------

     1.14     COOPERATION;  BEST EFFORTS.   Each of the parties, consistent with
              --------------------------
the fiduciary duties of the directors of each party, will use its best efforts to consummate the Transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

                                   ARTICLE  II

                                   THE CLOSING
                                   -----------

     2.1     CLOSING  DATE.   The  consummation of the Transactions contemplated
             -------------
by this Agreement (the "Closing"), unless another date or place is agreed in writing by the parties hereto, shall take place at the main office of Community West, 5827 Hollister Avenue, Goleta, California 93117, within fifteen (15) days immediately following the end of the calendar month after which all of the following have occurred: (i) the receipt of all approvals and consents specified in Article X hereof; (ii) the expiration of the applicable waiting period under the Bank Holding Company Act; and (iii) the date on which all conditions specified in Articles VIII, IX and X hereof have been satisfied (the "Closing Date"); provided, however, that if the parties cannot agree on the Closing Date, the Closing Date shall be the last business day in such fifteen day period.

     2.2     EFFECTIVE  TIME  OF  MERGER.  As  soon  as  practicable  after  the
             ---------------------------
adoption and approval of this Agreement by the shareholders of Community West and Palomar and the satisfaction of the conditions precedent to the consummation of the Merger, the Merger Agreement substantially in the form attached hereto as Exhibit "A" (as amended, if necessary to conform to any requirements of law or a
-----------
governmental authority or agency, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by CWB Merger Corp and Palomar. As soon as practicable thereafter, on such date and at such time as the Merger Agreement, together with all requisite certificates as required by applicable California law, bearing an endorsement by the California Commissioner of Financial Institutions (the "Commissioner") as required by
Section 5758 of the California Financial Code ("CFC") shall be filed with the California Secretary of State. Prior to the close of business on the Closing Date, an executed copy of the Merger Agreement with the approval of the Commissioner endorsed thereon and certified by the California Secretary of State shall be filed with the Commissioner as provided in Section 5758 of the CFC (the "Effective Time of the Merger"). Notwithstanding the foregoing, the Merger Agreement may be completed in accordance with this Agreement and submitted to the Commissioner and Secretary of State in advance of the Closing; provided, however, the Closing and the filing of the Merger Agreement with the Commissioner as provided in Section 5758 of the CFC shall be subject to the satisfaction of the conditions precedent to the consummation of the Merger, as specified in Articles VIII, IX and X of this Agreement and the Merger Agreement and the transactions contemplated herein may be terminated at any time before the Effective Time of the Merger pursuant to any of the conditions contained herein as specified in Article XI hereof.

     2.3     DOCUMENTS  TO  BE DELIVERED AT THE CLOSING AND ON THE CLOSING DATE.
             ------------------------------------------------------------------
The parties shall deliver, or cause to be delivered, the documents called for by the Closing Schedule attached hereto as Schedule 2.3, along with such other
                                             ------------
documents or certificates as may be necessary, in the reasonable opinion of counsel for each of the parties, to effectuate the transactions called for hereunder. In the event that counsel for any of the parties believes that documents necessary for the Closing have not been set forth on the Closing Schedule, counsel shall advise the other party in writing, no less than five (5) business days prior to the Closing Date, setting forth a brief description of the additional documents desired and such documents shall also be provided at the Closing. If, at any time after the Effective Time of the Merger, the Surviving Association or their successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions, whether at the Closing or thereafter.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PALOMAR
                    -----------------------------------------

     Palomar  hereby  represents  and  warrants  to  Community  West as follows:

     3.1     ORGANIZATION,  STANDING  AND  POWER.  Palomar  is a state chartered
             -----------------------------------
savings and loan association, duly organized, validly existing and in good standing under the laws of the State of California, and is authorized by the Commissioner to conduct a general savings and loan business. Palomar is an "insured bank" as defined in the Federal Deposit Insurance Act; and Palomar has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.
Neither the scope of the business of Palomar nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California. Attached hereto as Schedule 3.1 are true and
                                                       ------------
correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

     3.2     CAPITALIZATION.  The  authorized capitalization of Palomar consists
             --------------
of 1,500,000 shares of common stock, $4.00 par value, of which 648,351 shares are issued and outstanding as of the date of this Agreement. As of March 31, 1998, the Palomar Stock was held of record by approximately ___ shareholders and the Palomar Stock was not registered under the Securities Exchange Act of 1934. All of the outstanding shares of the Palomar Stock are validly issued, fully paid and nonassessable. There are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of the Palomar Stock or any securities convertible into such Palomar Stock, and Palomar is not obligated to issue any additional shares of its Palomar Stock or any other security convertible into its Palomar Stock.

     3.3     SUBSIDIARIES.  Except  as set forth on Schedule 3.3 hereof, Palomar
             ------------
does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default or for shares held by Palomar as the result of any foreclosure by Palomar on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. The entity or entities set forth on Schedule 3.3 shall hereinafter be referred to as the "Service Corporation." Service Corporation is duly organized validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted. Attached hereto as part of Schedule 3.3 are true and correct copies of Service Corporation's Articles of Incorporation and Bylaws, as amended to the date hereof. The Service Corporation's authorized capitalization, issued and outstanding securities, and the ownership thereof as of the date of this Agreement are also set forth on Schedule 3.3. Service Corporation is not obligated to issue any additional shares of voting stock or any other security convertible into its voting stock. The shares of Service Corporation held by Palomar are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title.

     3.4     AUTHORITY.  The execution and delivery by Palomar of this Agreement
             ---------
and the Merger Agreement and the consummation of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Palomar. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of Palomar, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or national banking associations and by general equitable principles. Neither the execution and delivery by Palomar of this Agreement or the Merger Agreement, nor the consummation of the Transactions contemplated herein, nor compliance by Palomar with any of the provisions hereof or thereof will: (a) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (b) except as set forth in Schedule
                                                                        --------
3.4,  to  the  best  of Palomar's knowledge constitute a breach of, or result in
---
default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Palomar or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Palomar, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by Palomar of this Agreement or the Merger Agreement or the consummation by Palomar of the Transactions contemplated hereby or thereby, except: (a) approval of this Agreement and the Merger Agreement by the shareholders of Palomar and CWB Merger Corp; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein as may be required by the California Commissioner of Financial Institutions (the
"Commissioner"), the Federal Deposit Insurance Corporation (the "FDIC") and/or the Board of Governors of the Federal Reserve System (the "FRB") as may be required under the Bank Holding Company Act of 1956, as amended; and (c) as set forth on Schedule 3.4.
           --------------

     3.5     BRANCHES.  Except  for  its  main  office located at 355 West Grand
             --------
Avenue, Escondido, California 92025, and except for its branch offices and loan production offices located as set forth on Schedule 3.5, Palomar does not
                                                  ------------
operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

     3.6     FINANCIAL  STATEMENTS.  Except  as  disclosed in the notes relating
             ---------------------
thereto,  or  otherwise  on  Schedule  3.6,  the audited financial statements of
                             -------------
Palomar as of and for the periods ended September 30, 1996 and 1997, respectively, as well as the unaudited financial statements of Palomar as of and for the periods ended December 31, 1996 and 1997, attached hereto as Schedule
                                                                        --------
3.6 (all of these statements are collectively referred to herein as the "Palomar
---
Financial Statements"), fairly and accurately present the financial condition of Palomar as of the dates thereof and the results of operations and its cash flows for the periods therein set forth and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Such Palomar Financial Statements are based on the books and records of Palomar, and contain and reflect reserves for all material accrued liabilities and any reasonably anticipated losses.

     3.7     UNDISCLOSED  LIABILITIES.  To  the  best  of  Palomar's  knowledge
             ------------------------
Palomar and Service Corporation do not have any liabilities or obligations, either accrued or contingent, which are material to Palomar taken as a whole and which have not been: (a) reflected or disclosed in the Palomar Financial Statements; or (b) disclosed in Schedule 3.7. Palomar does not know of any
                                     -------------
basis for the assertion against it or Service Corporation of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that might result in or cause any material adverse change in the business or financial condition of Palomar when taken as a whole, which is not fairly reflected in the Palomar Financial Statements or otherwise disclosed in
Schedule  3.7  hereto.
-------------

     3.8     TITLE  TO ASSETS.  Except as set forth in Schedule 3.8, Palomar and
             ----------------
Service Corporation have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by Palomar or Service Corporation and reflected on the Palomar Financial Statements, or acquired after December 31, 1997 (except properties sold or otherwise transferred in the ordinary course of business since December 31,
1997), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature (except for liens for current taxes not yet due and payable  and  except  as  disclosed  in  the  Palomar Financial Statements or in
Schedule  3.8  hereto).
-------------

     3.9     REAL  ESTATE.  Schedule  3.9  hereto  contains  a  list of all real
             ------------   -------------
property, including leaseholds and "other real estate owned," owned by Palomar and copies of all leases to which Palomar is a party. Schedule 3.9 contains,
                                                          ------------
among other things, an accurate summary of all material commitments which Palomar has to improve real estate owned or leased by it. Palomar has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 3.9, free and clear of all mortgages,
                            -------------
covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (b) current taxes not yet due and payable; (c) as described in any title policies (included in Schedule 3.9); (d) such imperfections of title and encumbrances, if any, as
    -------------
do not materially detract from the value of or materially interfere with the present use of such property; or (e) except as described in Schedule 3.9 hereto.
                                                            ------------
Copies  of  title  policies for properties described in Schedule 3.9 as owned by
                                                        ------------
Palomar have been delivered or made available to Community West. The activities of Palomar with respect to its real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in
Schedule  3.9.  Palomar  enjoys  quiet  and  peaceful  possession  of  all  such
-------------
property. To the best knowledge of Palomar, all tangible properties of Palomar that are material to the business, financial condition or results of operations of Palomar are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of Palomar as presently conducted. Except as set forth in Schedule 3.9: (i) the execution of
                                              ------------
this Agreement, the performance of the obligations of Palomar hereunder and the consummation of the Transactions contemplated herein do not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 3.9, or give any other party thereto a right to terminate
              ------------
or modify any term thereof; (ii) each lease and agreement under which Palomar is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Palomar; (iii) Palomar and, each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or threatened proceeding, or proceeding which Palomar has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by Palomar; (iv) no underground storage tanks or surface impoundments are on or in the real property; and (v) no asbestos is contained or located on any of the real property. To the best knowledge of Palomar, none of such leases or agreements contain any unusual provision which now or in the future may cause a material adverse change in the business condition of Palomar.

     3.10  ENVIRONMENTAL  LIABILITIES.
           --------------------------

          (a)     COMPLIANCE.  Except as set forth on Schedule 3.10, Palomar and
                  ----------                          -------------
Service Corporation are conducting and have conducted their business, and have used and are using their properties, whether currently owned, operated or leased, or owned, operated or leased by Palomar or Service Corporation at any time in the past, and to Palomar's and Service Corporation's knowledge, all properties in which Palomar or Service Corporation has a security interest have been used and are being used, in compliance with all applicable Environmental
Laws  (as  that  term  is  defined  below).

     For purposes of this Agreement, "Environmental Law" shall mean any federal, state, county, or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted prior to the Closing relating to: (i) pollution or protection of the environment, including natural resources; (ii) exposure of persons, including employees, to Hazardous Substances (as that term is defined below) or other products, materials or chemicals; (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemicals or other substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal. For the purposes of this definition, the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time:
(1)  the  Clean  Air  Act,  as amended, 42 U.S.C.  7401 et seq.; (2) the Federal
                                                        -- ----
Water  Pollution  Control  Act,  as  amended,  33  U.S.C.  1251 et seq.; (3) the
                                                                -- ----
Resource  Conservation  and Recovery Act of 1976, as amended, 42 U.S.C.  6901 et
                                                                              --
seq.;  (4)  the Comprehensive Environmental Response, Compensation and Liability
----
Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. 2601 et seq.; (5) the Toxic Substances Control Act, as
                               -- ----
amended,  15  U.S.C.  2601 et seq.;  (6) the Occupational Safety and Health Act,
                           -- ----
as amended, 29 U.S.C. 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. 1101 et seq.; (8) the Mine Safety and
                                                -- ----
Health  Act  of 1977, as amended, 30 U.S.C.  801 et seq.;  (9) the Safe Drinking
                                                 -- ----
Water  Act,  42  U.S.C.  300f  et  seq.; and (10) all comparable state and local
                               --  ----
laws, laws of other applicable jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, California. Health & Safety Code 25300 et seq.
                                                            --  ----

          (b)     NO  INVESTIGATIONS.  Neither  Palomar  nor Service Corporation
                  ------------------
nor any property currently owned, operated or leased by Palomar or Service Corporation or which has been in the past owned, operated or leased by Palomar or Service Corporation, and to Palomar's and Service Corporation's knowledge, all properties in which Palomar or Service Corporation has a security interest are subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of the property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about the property, except for such investigations, actions, proceedings, notifications, or infractions which, in the aggregate, have not had and could not have a Material Adverse Effect on Palomar.

          (c)     HAZARDOUS  SUBSTANCES.  Except  as set forth on Schedule 3.10,
                  ---------------------                           -------------
there are no Hazardous Substances (as that term is defined below) presently located on, under or about any property which is currently owned, operated or leased by Palomar or Service Corporation, or has been owned, operated or leased by Palomar or Service Corporation, and to Palomar's and Service Corporation's knowledge in which Palomar or Service Corporation has a security interest. There has not been any generation, use, handling, transportation, treatment or disposal of any Hazardous Substances in connection with the conduct of the business of Palomar or Service Corporation that has or might result in any material liability under any Environmental Law.

     For purposes of this Agreement, the term "Hazardous Substances" shall mean:
(i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (ii) oil or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;
(iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to individuals or entities on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     3.11     LOANS  AND  INVESTMENTS.  Except  as  disclosed  in  Schedule 3.11
              -----------------------                              -------------
hereto: (a) all the loans and investments of Palomar and Service Corporation are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (b) Palomar or Service Corporation is not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except for investments that have matured or been sold, Schedule 3.11 sets forth all of the investments reflected in the
             --------------
balance  sheets  of  Palomar  dated  December  31, 1997.  Except as set forth in
Schedule  3.11,  none  of  such  investments  is  subject  to  any  restriction,
     ---------
contractual, statutory or other, that would materially impair the ability of Palomar to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws. Except as set forth in Schedule 3.11, as of December 31, 1997, Palomar had no holdings of
           --------------
positions in forwards, futures, options, swaps, interest rate caps, collars and floors, or any other similar instruments ("Derivative Instruments"). Except as set forth in Schedule 3.11, since January 1, 1996 Palomar has not engaged in any
             -------------
transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 3.11 sets forth for each Derivative
                                    -------------
Instrument held by Palomar since January 1, 1996, the present book value and market value, if applicable, the open exposure of Palomar, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

     3.12     DEPOSITS.  Schedule  3.12  sets  forth  a list of deposit accounts
              --------   --------------
outstanding at Palomar with an outstanding balance as of December 31, 1997, of $100,000.00 or more.

     3.13     LITIGATION  AND  GOVERNMENTAL  PROCEEDINGS.  Except  as  otherwise
              ------------------------------------------
expressly  disclosed  in  Schedule 3.13, Palomar and Service Corporation are not
                          -------------
engaged in, or to the best of their knowledge threatened with, any legal action or other proceeding before any court or administrative agency which might be material to their business or in which the amount claimed against them is $100,000 or more; except as set forth in Schedule 3.13, to the best of Palomar's
                                         -------------
knowledge, Palomar and Service Corporation are not in default of any of their duties or obligations under, or with respect to, any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over Palomar or Service Corporation or their business; except as disclosed in
Schedule  3.13, Palomar and Service Corporation have not been served with notice
--------------
of, or, to the best of Palomar's knowledge, are not under investigation with respect to, any possible violation of any provision of federal, state or local laws or administrative regulations; and except as set forth in Schedule 3.13,
                                                                  -------------
Palomar and Service Corporation are not subject to any order, letter agreement or written direction of any governmental agency with respect to their financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor has any such order, letter agreement or written direction been proposed to Palomar or Service Corporation. Schedule 3.13 contains a list identifying any claims
                       --------------
pending on behalf of Palomar or Service Corporation against any governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

     3.14     CONTRACTS  AND  AGREEMENTS.  Except  as provided by this Agreement
              --------------------------
and  except  as  forth in Schedule 3.14, Palomar and Service Corporation are not
                          -------------
parties to any contract, agreement, commitment or offer which may become a binding obligation if accepted by another person or entity, whether written or oral (collectively referred to herein as an "Understanding") which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

     (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule
                                                                        --------
3.9),  guarantee,  subordination  agreement  or other similar or related type of
---
Understanding (but not including any deposit agreements as to which Palomar or Service Corporation is the debtor), involving the expenditure of $25,000 or more as to which Palomar or Service Corporation is a debtor, pledgor, lessee or obligor other than borrowings from the Federal Home Loan Bank of San Francisco;

     (b) Except as otherwise contemplated by this Agreement, any Understanding for the employment of any officer or employee which is not terminable by Palomar or Service Corporation without liability on not more than thirty (30) days' notice;

     (c)     Any  Understanding  with  any  labor  organization;

     (d) Any Understanding which obligates Palomar or Service Corporation for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

     (e) Any Understanding for the sale of any of Palomar's or Service Corporation's assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of its assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

     (f) Any Understanding for the borrowing of any money by Palomar or Service Corporation or for a line of credit to Palomar or Service Corporation;

     (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $25,000;

     (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933) or group of persons related to any affiliate, which, in-cluding any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to Palomar, would exceed $25,000;

     (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of Palomar or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

     (j)     Any  Understanding  for  the  sale  of  loans  with  recourse;  or

     (k)     Any  Understanding not otherwise disclosed pursuant to this Section
3.14 which is material to the financial condition, results of operations, assets or business of Palomar taken as a whole.

     3.15     PERFORMANCE  OF OBLIGATIONS.  Palomar and Service Corporation have
              ---------------------------
performed in all respects all of the obligations required to be performed by it to date and, to the best of Palomar's knowledge, Palomar and Service Corporation are not in default in any respect under any agreement, contract or lease to which it is a party or subject or is otherwise bound and which are material to the financial condition of Palomar taken as a whole; no party with whom Palomar or Service Corporation has an agreement which is of material importance to the business of Palomar is, to the knowledge of Palomar, in material default thereunder, except as has been disclosed in Schedule 3.15. With respect to loan
                                            --------------
delinquencies,  Schedule 3.15 contains the monthly loan delinquency report dated
                -------------
on or about March 31, 1998, in the form customarily prepared for and delivered to the Board of Directors of Palomar.

     3.16     INSURANCE.  Except  as  set  forth  in  Schedule 3.16, Palomar and
              ---------                               -------------
Service Corporation have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to their assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for their business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule 3.16 hereto is a schedule of all policies of insurance
                --------------
(other  than  title  insurance)  carried  and  owned  by  Palomar  or  Service
Corporation; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to Community West a copy of each such policy of insurance. To the best of Palomar's knowledge, Palomar and Service Corporation have continually maintained a fidelity bond insuring them against acts of dishonesty by their employees in such amounts as are disclosed in
Schedule  3.16.  To  the  best  of Palomar's knowledge, no claims have been made
--------------
under such bond. Palomar is not aware of any facts which would form the basis of a claim under any such bond; nor does Palomar have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

     3.17     TAXES.  Except  as  set forth in Schedule 3.17 hereto, Palomar and
              -----                            -------------
Service Corporation have timely filed all federal, state and local tax returns required to be filed by them or on their behalf. Except as set forth in
Schedule  3.17,  all taxes shown by such returns to be due and payable have been
--------------
paid or are reflected as a liability on the Palomar Financial Statements. To the best of Palomar's knowledge, none of the federal, state and local tax returns of Palomar or Service Corporation have been audited by the Internal Revenue Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in
Schedule  3.17.  All material deficiencies (including interest and penalties, if
--------------
any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the Palomar Financial Statements, or are being contested in good faith and are disclosed in Schedule 3.17. No
                                                              --------------
material tax deficiency has been or to the knowledge of Palomar is proposed to be assessed against Palomar or Service Corporation by any federal, state or local authority or agency. Palomar and Service Corporation have not agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by them, nor has Palomar or Service Corporation waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. To the best of Palomar's knowledge, the accruals for taxes reflected on the Palomar Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 1997.

     3.18      ABSENCE OF CERTAIN CHANGES.  Except as disclosed on Schedule 3.18
               --------------------------                          -------------
or as permitted by this Agreement, since December 31, 1997, the business of Palomar and Service Corporation have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

     (a) Any change in the financial condition of Palomar or Service Corporation taken as a whole which has had or is likely to have a Material Adverse Effect on Palomar or Service Corporation;

     (b) Any declaration, setting aside, or the payment of any dividend or other distribution with respect to Palomar's common stock or the issuance of any additional shares of, or options to purchase, Palomar's common stock or any other security of Palomar;

     (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole has had or is likely to have a Material Adverse Effect on the property or business of Palomar;

     (d) Any change in accounting methods or practices of Palomar having a Material Adverse Effect on Palomar;

     (e) Any revaluation by Palomar of any of Palomar's assets except as may be applicable to available-for-sale securities;

     (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by Palomar of a bonus or other additional salary or compensation, other than in accordance with past practice;

     (g) Any sale, assignment or transfer of any material assets of Palomar except in the ordinary course of business;

     (h) Any waiver or release of any material right or claim of Palomar, except in the ordinary course of business; or

     (i) Any agreement to take any action specified in Subsections 3.18(a) through (h) hereof.

     3.19     BROKERS' AND FINDERS' FEES.  Except as specified in Schedule 3.19,
              --------------------------                          -------------
neither Palomar nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions, contemplated herein, or which has resulted in, or may give rise to, any obligation on the part of Palomar or Community West therefor.

     3.20     EMPLOYEES.  To  the  best  of  Palomar's  knowledge  there  are no
              ---------
material controversies pending or threatened between Palomar or Service Corporation and any of their employees. Except as disclosed in the Palomar Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of Palomar.

     3.21     REGULATORY  REPORTS.  Palomar  has  made  available or provided to
              -------------------
Community  West  the  following  documents:

     (a) All independent audit or loan review reports, if any, in respect of Palomar or Service Corporation issued during the past three years; and

     (b) All filings and other correspondence and documents sent or received by Palomar or Service Corporation to or from any financial institutions regulatory agency or tax authority (excluding releases, bulletins and similar documents issued generally by such regulatory agencies), issued during the past three years.

     3.22     PALOMAR  EMPLOYEE  BENEFIT PLANS.  Schedule 3.22 hereto contains a
              --------------------------------   -------------
true and correct copy of Palomar's Personnel Policy and a true and correct list of all pension, retirement or other employee benefit plans or arrangements maintained by Palomar or Service Corporation for the benefit of their employees (except any individual retirement accounts held by Palomar as to which Palomar acts as custodian), including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, with respect to which Palomar is a fiduciary as defined in Section 3(21) of ERISA (all of such plans being collectively referred to herein as "Palomar Employee Plans"). To the best of Palomar's knowledge, Palomar, Service Corporation and any Palomar Employee Plan have not engaged in any prohibited transaction with respect to the Palomar Employee Plan which could subject Palomar to a penalty or tax on prohibited transactions imposed under ERISA, or
Section 4975 of the Internal Revenue Code of 1954, as amended (the "Code"). To the best of Palomar's knowledge no Palomar or Service Corporation employee has engaged in any transaction which could subject Palomar to liability if Palomar is obligated to indemnify such person against liability. To the best of Palomar's knowledge, each Palomar Employee Plan that is an employee pension benefit plan (which is not described in Section 4(b) or Section 301(a) of ERISA) is qualified under Section 401(a) of the Code, and the trust thereunder is exempt from income tax under Section 501(a) of the Code.

     3.23     STOCK  OPTION  PLAN.  Palomar does not have any stock option plans
              -------------------
or  other  options  or  warrants  in  effect.

     3.24     ABSENCE  OF  CERTAIN  PRACTICES.  Except  as  may  be disclosed to
              -------------------------------
Community  West  on  Schedule  3.24,  to the best of Palomar's knowledge neither
                     --------------
Palomar and Service Corporation, nor any officer, director, employee or agent of Palomar or Service Corporation has, directly or indirectly, within the past four years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of Palomar or Service Corporation.

     3.25     NO  VIOLATION OF LAW.  To the best of Palomar's knowledge, Palomar
              --------------------
and Service Corporation are in substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, financial condition or results of operations of Palomar taken as a whole. Palomar and Service Corporation have filed all material reports and documents required to be filed by them with any governmental authority on or before the date hereof and have in effect all approvals, authorizations, consents, licenses, clearances and orders of and registrations with, all governmental and regulatory authorities, which are necessary to each material portion of the business or operations of Palomar or Service Corporation as presently conducted.

     3.26     CERTAIN  INTERESTS.  To the best of Palomar's knowledge, except in
              ------------------
arm's-length  transactions  pursuant  to normal commercial terms and conditions:
(a) no officer or director of Palomar or Service Corporation has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Palomar or Service Corporation except for the normal rights of a shareholder of Palomar; (b) no such person is indebted to Palomar or Service Corporation except for normal business expense advances or banking transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (c) Palomar and Service Corporation are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. The consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Palomar or Service Corporation to any employee of Palomar or Service Corporation.

     3.27  MINUTE  BOOKS.  The  minute  books of Palomar and Service Corporation
           -------------
accurately reflect all material actions duly taken by the shareholders, Boards of Directors and committees of Palomar or Service Corporation as applicable.

     3.28  ACCOUNTING  RECORDS; DATA PROCESSING. Palomar and Service Corporation
           ------------------------------------
have records that, in all material respects, fairly reflect its transactions, and accounting controls sufficient to ensure that such transactions are in all material respects: (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with generally accepted accounting principles. Except as set forth in Schedule 3.28, the procedures and
                                               -------------
equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by Palomar and Service Corporation in the operation of their business (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of Palomar and Service Corporation and are year 2000 compliant or adequate actions have been taken by Palomar and Service Corporation to cause Palomar and Service Corporation to be year 2000 compliant in accordance with the requirements of all regulatory agencies with authority over Palomar and Service Corporation.

     3.29  OPERATING  LOSSES.  Schedule  3.29  sets forth any Operating Loss (as
           -----------------   --------------
defined below) that has occurred at Palomar and Service Corporation during the period after December 31, 1996. To the best of Palomar's knowledge, except as set forth on Schedule 3.29, since December 31, 1996, no event has occurred, and
              -------------
no action has been taken or omitted to be taken by any employee of Palomar or Service Corporation that has resulted in the occurrence by Palomar or Service Corporation of an Operating Loss or that might reasonably be expected to result in the occurrence by Palomar or Service Corporation of an Operating Loss after December 31, 1996, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $25,000 by itself or $50,000 when aggregated with all other Operating Losses during such period. For purposes of this Agreement, "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, employee dishonesty, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

     3.30     REGULATORY  APPROVAL.  To  the  best of Palomar's knowledge, based
              --------------------
upon Palomar's understanding of regulatory requirements, Palomar has no reason to believe that the parties will not receive all required regulatory approvals, subject to the disclosures in Schedule 3.28.

     3.31     FULL  DISCLOSURE  AND STANDARD.  None of the information contained
              ------------------------------
in the representations and warranties of Palomar set forth in this Agreement, and none of the information contained in any of the schedules, lists, documents, or instruments attached hereto or delivered by Palomar as contemplated by any provision of this Agreement, contains any untrue statement of a fact or omits to state a fact necessary to make the statements contained herein or therein not misleading. No representation or warranty of Palomar contained in Article III shall be deemed untrue or incorrect, and Palomar shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance individually
                            ------
or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Article III has had or is reasonably likely to have a Materially Adverse Effect on Palomar. For purposes of this Agreement the term "Materially Adverse Effect" shall mean with respect to Community West or Palomar, any effect that (i) is material and adverse to the financial position, results of operations of Community West and its subsidiaries taken as a whole or Palomar and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Community or Palomar to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other Transactions contemplated by this Agreement; provided, however, that Materially Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of generally applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings and loan associations and their holding companies generally, and (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF COMMUNITY WEST
                ------------------------------------------------

     Community  West  hereby  represents  and  warrants  to  Buyers  as follows:

     4.1     ORGANIZATION,  STANDING  AND POWER.  Community West is a California
             ----------------------------------
corporation, duly organized, validly existing and in good standing under the laws of the State of California and Community West has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Except as set forth on Schedule 4.1(a) hereto, neither the scope of the business of Community West nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California. Attached hereto as
Schedule 4.1(b) are true and correct copies of its Articles of Incorporation and
---------------
Bylaws,  as  amended  to  the  date  hereof.

     4.2     CAPITALIZATION.  The  authorized  capitalization  of Community West
             --------------
consists of 20,000,000 shares of Common Stock, no par value, of which 3,143,916 shares are issued and outstanding as of the date of this Agreement. As of March 31, 1998, Community West Stock was held of record by approximately _____ shareholders and the Community West Stock was registered under the Securities Exchange Act of 1934. All of the outstanding shares of the Community West Stock are validly issued, fully paid and nonassessable. Except as contemplated herein and except for employee stock options under the Community West 1997 Stock Option Plans and the warrants to purchase Community West common stock issued. in exchange for GNB (defined in Section 4.3 below) warrants issued in 1996 (the "1996 Warrants"), there are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of the Community West Stock or any securities convertible into such Community West Stock, and Community West is not obligated to issue any additional shares of its Community West Stock or any other security convertible into its Community West Stock.

     4.3     SUBSIDIARIES.  Except  for  Goleta National Bank ("GNB"), Community
             ------------
West does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default or for shares held by GNB as the result of any foreclosure by GNB on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. GNB is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is a member of the Federal Reserve Bank of San Francisco, and is an "insured bank" as defined in the Federal Deposit Insurance Act; and GNB has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted. Attached hereto as Schedule 4.3 are true and
                                                       ------------
correct copies of GNB's Articles of Association and Bylaws, as amended to the date hereof. GNB's authorized capitalization consists of 8,000,000 shares of common stock, $2.50 par value, of which 1,540,658 shares are issued and outstanding as of the date of this Agreement, all of which are owned by Community West. GNB is not obligated to issue any additional shares of its common stock or any other security convertible into its common stock. The shares of GNB's common stock held by Community West are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title. Electronic Paycheck, LLC ("EP") is a California limited liability company, duly organized, validly existing and in good standing under the laws of the State of California. GNB owns seventy percent (70%) of the Membership Interests of EP. EP is not obligated to issue any additional membership interests or any other security convertible into its membership interests. The membership interests of EP held by GNB are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title, except pursuant to that certain Operating Agreement dated October 16, 1997.

     4.4     AUTHORITY.  The  execution  and  delivery by Community West of this
             ---------
Agreement and the Merger Agreement and the consummation of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Community West. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of CWB Merger Corp, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or
California corporations and by general equitable principles. Neither the execution and delivery by Community West of this Agreement, nor the consummation of the Transactions contemplated herein, nor compliance by Community West with any of the provisions hereof will: (a) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (b) except as set forth in Schedule 4.4, to the best of Community West's knowledge constitute a
           -------------
breach of, or result in default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Community West or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Community West, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by Community West of this Agreement or by CWB Merger Corp of the Merger Agreement or the consummation by Community West of the Transactions contemplated hereby or thereby, except: (a) approval of this Agreement and the Merger Agreement by the shareholders of Community West and CWB Merger Corp; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein as may be required by the Commissioner, the California Department of Corporations ("CDC"), the FDIC, or the FRB as may be required under applicable law; and (c) as set forth on Schedule 4.4.
                                                                 --------------

     4.5     BRANCHES.  Except  for  its  main  office located at 5827 Hollister
             --------
Avenue, Goleta, California 93117, and except for its branch offices and loan production offices located as set forth in Schedule 4.5, Community West, GNB and
                                           ------------
EP do not operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

     4.6     FINANCIAL  STATEMENTS.  Except  as  disclosed in the notes relating
             ---------------------
thereto,  or  otherwise  on  Schedule  4.6,  the  audited consolidated financial
                             -------------
statements of Community West as of and for the periods ended December 31, 1996 and 1997 attached hereto as Schedule 4.6 (all of these statements are
                                 -------------
collectively referred to herein as the "Community West Financial Statements"), fairly and accurately present the financial condition of Community West as of the dates thereof and the results of operations and its cash flows for the periods therein set forth and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Such Community West Financial Statements are based on the books and records of Community West, and contain and reflect reserves for all material accrued liabilities and any reasonably anticipated losses.

     4.7     UNDISCLOSED LIABILITIES.  To the best of Community West's knowledge
             -----------------------
Community West and GNB do not have any liabilities or obligations, either accrued or contingent, which are material to Community West taken as a whole and which have not been: (a) reflected or disclosed in the Community West Financial Statements; or (b) disclosed in Schedule 4.7. Community West does not know of
                                  -------------
any basis for the assertion against it, GNB or EP of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that might result in or cause any material adverse change in the business or financial condition of Community West when taken as a whole, which is not fairly reflected in the Community West Financial Statements or otherwise disclosed in
Schedule  4.7  hereto.
-------------

     4.8     TITLE  TO  ASSETS.  Except  as set forth in Schedule 4.8, Community
             -----------------                           ------------
West, GNB and EP have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by Community West, GNB or EP and reflected on the Community West Financial Statements, or acquired after December 31, 1997 (except properties sold or otherwise transferred in the ordinary course of business since December 31,
1997), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature (except for liens for current taxes not yet due and payable and except as disclosed in the Community West Financial Statements or in
Schedule  4.8  hereto).
-------------

     4.9     REAL  ESTATE.  Schedule  4.9  hereto  contains  a  list of all real
             ------------   -------------
property, including leaseholds and "other real estate owned," owned by Community West and copies of all leases to which Community West is a party. Schedule 4.9
                                                                    ------------
contains, among other things, an accurate summary of all material commitments which Community West has to improve real estate owned or leased by it. Community West has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 4.9, free and clear
                                                    ------------
of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (b) current taxes not yet due and payable; (c) as described in any title policies (included in Schedule 4.9); (d) such imperfections of title and
                         -------------
encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; or (e) except as described in Schedule 4.9 hereto. Copies of title policies for properties
               -------------
described in Schedule 4.9 as owned by Community West have been delivered or made
             ------------
available to Palomar. The activities of Community West with respect to its real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in Schedule 4.9. Community West enjoys quiet and
                                  ------------
peaceful possession of all such property. To the best knowledge of Community West, all tangible properties of Community West that are material to the business, financial condition, or results of operations of Community West are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of Community West as presently conducted. Except as set forth in Schedule 4.9: (i) the execution of this
                                        -------------
Agreement, the performance of the obligations of Community West hereunder and the consummation of the Transactions contemplated herein do not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 4.9, or give any other party thereto a right to
                        ------------
terminate or modify any term thereof; (ii) each lease and agreement under which Community West is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Community West; (iii) Community West and, each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or threatened proceeding, or proceeding which Community West has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by Community West; (iv) no underground storage tanks or surface impoundments are on or in the real property; and (v) no asbestos is contained or located on any of the real property. To the best knowledge of Community West, none of such leases or agreements contain any unusual provision which now or in the future may cause a material adverse change in the business condition of Community West.

     4.10  ENVIRONMENTAL  LIABILITIES.
           --------------------------

          (a)     COMPLIANCE.  Except  as  set forth on Schedule 4.10, Community
                  ----------                            -------------
West and GNB are conducting and have conducted their business, and have used and are using their properties, whether currently owned, operated or leased, or owned, operated or leased by Community West or GNB at any time in the past, and to Community West's and GNB's knowledge, all properties in which Community West or GNB has a security interest have been used and are being used, in compliance with all applicable Environmental Laws.

          (b)     NO  INVESTIGATIONS.  Neither  Community  West  nor GNB nor any
                  ------------------
property currently owned, operated or leased by Community West or GNB or which has been in the past owned, operated or leased by Community West or GNB, or to Community West's and GNB's knowledge, in which Community West or GNB has a security interest, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of the property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about the property, except for such investigations, actions, proceedings, notifications, or infractions which, in the aggregate, have not had and could not have a material adverse effect on Community West.

          (c)     HAZARDOUS  SUBSTANCES.  Except  as set forth on Schedule 4.10,
                  ---------------------                           -------------
there are no Hazardous Substances presently located on, under or about any property which is currently owned, operated or leased by Community West or GNB, or has been owned, operated or leased by Community West or GNB, or to Community West's and GNB's knowledge, in which Community West or GNB has a security interest. There has not been any generation, use, handling, transportation, treatment or disposal of any Hazardous Substances in connection with the conduct of the business of Community West or GNB that has or might result in any material liability under any Environmental Law.

     4.11     LOANS  AND  INVESTMENTS.  Except  as  disclosed  in  Schedule 4.11
              -----------------------                              -------------
hereto: (a) all the loans and investments of Community West and GNB are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (b) Community West and GNB are not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except for investments that have matured or been sold, Schedule 4.11 sets forth all of
                                                 -------------
the investments reflected in the balance sheets of Community West and/or GNB dated December 31, 1997. Except as set forth in Schedule 4.11, none of such
                                                     -------------
investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of Community West or GNB to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws. Except as set forth in Schedule 4.11, as
                                                               -------------
of December 31, 1997, Community West and GNB had no holdings of positions in Derivative Instruments. Except as set forth in Schedule 4.11, since January 1,
                                                 -------------
1996 Community West and GNB have not engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 4.11 sets forth for each Derivative Instrument held by
         --------------
Community West or GNB since January 1, 1996, the present book value and market value, if applicable, the open exposure of Community West or GNB, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

     4.12     DEPOSITS.  Schedule  4.12  sets  forth  a list of deposit accounts
              --------   --------------
outstanding at GNB with an outstanding balance as of December 31, 1997, of $100,000.00 or more.

     4.13     LITIGATION  AND  GOVERNMENTAL  PROCEEDINGS.  Except  as  otherwise
              ------------------------------------------
expressly disclosed in Schedule 4.13, Community West and GNB are not engaged in,
                       -------------
or to the best of Community West's knowledge threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its or their business or in which the amount claimed against them is $100,000 or more; except as set forth in Schedule 4.13 hereto, to the best of
                                            -------------
Community West's knowledge, Community West and GNB are not in default of any of their duties or obligations under, or with respect to, any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over Community West or GNB or their businesses; except as disclosed in Exhibit 4.13 hereto, Community West and GNB have not been served with notice
    ------------
of, or, to the best of Community West's knowledge, are not under investigation with respect to, any possible violation of any provision of federal, state or local laws or administrative regulations; and except as set forth in Schedule
                                                                        --------
4.13,  Community  West and GNB are not subject to any order, letter agreement or
----
written  direction  of  any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor has any such order, letter agreement or written direction been proposed to Community West or GNB. Schedule 4.13 contains a list identifying any claims pending on
                --------------
behalf of GNB against the SBA, any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

     4.14     CONTRACTS  AND  AGREEMENTS.  Except  as provided by this Agreement
              --------------------------
and  except  as forth in Schedule 4.14 Community West and GNB are not parties to
                         -------------
any Understanding which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

     (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule
                                                                        --------
4.9),  guarantee,  subordination  agreement  or other similar or related type of
---
Understanding (but not including any deposit agreements as to which GNB is the debtor), involving the expenditure of $25,000 or more as to which Community West or GNB is a debtor, pledgor, lessee or obligor other than borrowings from the Federal Reserve Bank of San Francisco;

     (b) Except as otherwise contemplated by this Agreement, any Understanding for the employment of any officer or employee which is not terminable by Community West or GNB without liability on not more than thirty
(30)  days'  notice;

     (c)     Any  Understanding  with  any  labor  organization;

     (d) Any Understanding which obligates Community West or GNB for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

     (e) Any Understanding for the sale of any of Community West's or GNB's assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of their assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of their assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

     (f) Any Understanding for the borrowing of any money by Community West or GNB or for a line of credit to Community West or GNB;

     (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $25,000;

     (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933) or group of persons related to any affiliate, which, in-cluding any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to Community West, would exceed $25,000;

     (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of Community West or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

     (j)     Any  Understanding  for  the  sale  of  loans  with  recourse;  or

     (k)     Any  Understanding not otherwise disclosed pursuant to this Section
4.14 which is material to the financial condition, results of operations, assets or business of Community West taken as a whole.

     4.15     PERFORMANCE OF OBLIGATIONS.  Community West and GNB have performed
              --------------------------
in all respects all of the obligations required to be performed by them to date and, to the best of Community West's knowledge, Community West or GNB are not in default in any respect under any agreement, contract or lease to which they are a party or subject or are otherwise bound and which are material to the financial condition of Community West taken as a whole; no party with whom Community West or GNB has an agreement which is of material importance to the business of Community West is, to the knowledge of Community West, in material default thereunder, except as has been disclosed in Schedule 4.15. With respect
                                                    --------------
to  loan  delinquencies,  Schedule  4.15  contains  the monthly loan delinquency
                          --------------
report dated on or about March 31, 1998, in the form customarily prepared for and delivered to the Board of Directors of Community West.

     4.16     INSURANCE.  Except  as  set forth in Schedule 4.16, Community West
              ---------                            -------------
and GNB have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to their assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for their business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule
                                                                        --------
4.16  hereto  is  a  schedule  of  all  policies  of insurance (other than title
----
insurance) carried and owned by Community West and GNB; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to Palomar a copy of each such policy of insurance. To the best of Community West's knowledge, GNB has continually maintained a fidelity bond insuring it against acts of dishonesty by its employees in such amounts as are disclosed in
Schedule  4.16.  To  the best of Community West's knowledge, no claims have been
---------------
made under such bond. Community West is not aware of any facts which would form the basis of a claim under any such bond; nor does Community West have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

     4.17     TAXES.  Except  as  set  forth  in Schedule 4.17 hereto, Community
              -----                              -------------
West and GNB have timely filed all federal, state and local tax returns required to be filed by them or on their behalf. Except as set forth in Schedule 4.17,
                                                                  -------------
all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the Community West Financial Statements. To the best of Community West's knowledge, none of the federal, state and local tax returns of Community West or GNB have been audited by the Internal Revenue
Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in
Schedule  4.17.  All material deficiencies (including interest and penalties, if
       -------
any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the Community West Financial Statements, or are being contested in good faith and are disclosed in Schedule
                                                                        --------
4.17.  No material tax deficiency has been or to the knowledge of Community West
-----
is proposed to be assessed against Community West or GNB by any federal, state or local authority or agency. Neither Community West nor GNB have agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by it, nor has Community West or GNB waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. To the best of Community West's knowledge, the accruals for taxes reflected on the Community West Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 1997.

     4.18      ABSENCE OF CERTAIN CHANGES.  Except as disclosed on Schedule 4.18
               --------------------------                          -------------
or as permitted by this Agreement, since December 31, 1997, the business of Community West and GNB have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

     (a) Any change in the financial condition of Community West taken as a whole which has had or is likely to have a Material Adverse Effect on Community West;

     (b) Any declaration, setting aside, or the payment of any dividend or other distribution with respect to the Community West Stock or the issuance of any additional shares of, or options to purchase, the Community West Stock or any other security of Community West;

     (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole has had or is likely to have a Material Adverse Effect on the property or business of Community West;

     (d) Any change in accounting methods or practices of Community West having a Material Adverse Effect on Community West;

     (e) Any revaluation by Community West of any of Community West's assets except as may be applicable to available-for-sale securities;

     (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by Community West of a bonus or other additional salary or compensation, other than in accordance with past practice;

     (g) Any sale, assignment or transfer of any material assets of Community West except in the ordinary course of business;

     (h) Any waiver or release of any material right or claim of Community West, except in the ordinary course of business; or

     (i) Any agreement to take any action specified in Subsections 4.18(a) through (h) hereof.

     4.19     BROKERS' AND FINDERS' FEES.  Except as specified in Schedule 4.19,
              --------------------------                          -------------
neither Community West nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions, or which has resulted in, or may give rise to, any obligation on the part of Community West or Palomar therefor.

     4.20     EMPLOYEES.  To the best of Community West's knowledge there are no
              ---------
material controversies pending or threatened between Community West or GNB and any of their employees. Except as disclosed in the Community West Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of Community West.

     4.21     REGULATORY REPORTS.  Community West has made available or provided
              ------------------
to  Palomar  the  following  documents:

     (a) All independent audit or loan review reports, if any, in respect of Community West or GNB issued during the past three years; and

     (b) All filings and other correspondence and documents sent or received by Community West or GNB to or from any bank regulatory agency or tax authority (excluding releases, bulletins and similar documents issued generally by such regulatory agencies), issued during the past three years.

     4.22     COMMUNITY  WEST  EMPLOYEE  BENEFIT  PLANS.  Schedule  4.22  hereto
              -----------------------------------------   --------------
contains a true and correct copy of GNB's Personnel Policy and a true and correct list of all pension, retirement or other employee benefit plans or arrangements maintained by Community West or GNB for the benefit of its employees (except any individual retirement accounts held by GNB as to which GNB acts as custodian), including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, with respect to which GNB is a fiduciary as defined in Section 3(21) of ERISA (all of such plans being collectively referred to herein as "Community West Employee Plans"). To the best of Community West's knowledge, Community West, GNB and any Community West Employee Plan have not engaged in any prohibited transaction with respect to the Community West Employee Plan which could subject Community West to a penalty or tax on prohibited transactions imposed under ERISA, or Section 4975 of the Internal Revenue Code of 1954, as amended (the "Code"). To the best of Community West's knowledge no Community West or GNB employee has engaged in any transaction which could subject Community West to liability if Community West is obligated to indemnify such person against liability. To the best of Community West's knowledge, each Community West Employee Plan that is an employee pension benefit plan (which is not described in Section 4(b) or Section 301(a) of ERISA) is qualified under Section 401(a) of the Code, and the trust thereunder is exempt from income tax under Section
501(a)  of  the  Code.

     4.23     STOCK OPTION PLAN; 1996 WARRANTS.  Schedule 4.23 sets forth a true
              --------------------------------   -------------
and correct copy of Community West's Stock Option Plan(s) and a schedule showing the names, dates of grant, vesting schedules, termination dates, and option prices for each option outstanding as of March 31, 1998. The Stock Option Plan(s) has (have) been duly approved by the Board of Directors and shareholders of Community West and by all applicable regulatory authorities, each stock option has been approved by the Board of Directors of Community West, and, upon exercise of the options in accordance with their terms, the shares of Community West Stock issued have been and will be validly issued, fully paid and nonassessable.  Schedule  4.23  also  sets  forth  a  true  and correct schedule
                --------------
showing the names, date of issuance, term, vesting schedule, and exercise price for the 1996 Warrants as of March 31, 1998. The 1996 Warrants have been duly approved by the Board of Directors and, upon the exercise of the 1996 Warrants in accordance with their terms, the shares of Community West Stock issued will have been and will be validly issued, fully paid and non-assessable.

     4.24     ABSENCE  OF  CERTAIN  PRACTICES.  Except  as  may  be disclosed to
              -------------------------------
Palomar  on  Exhibit  4.24,  to  the  best of Community West's knowledge neither
             -------------
Community West nor GNB, nor any officer, director, employee or agent of Community West or GNB has, directly or indirectly, within the past four years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of Community West or GNB.

     4.25     NO  VIOLATION  OF LAW.  To the best of Community West's knowledge,
              ---------------------
Community West and GNB are in substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, financial condition or results of operations of Community West taken as a whole. Community West and GNB have filed all material reports and documents required to be filed by them with any governmental authority on or before the date hereof and have in effect all approvals, authorizations, consents, licenses, clearances and orders of and registrations with, all governmental and regulatory authorities, which are necessary to each material portion of the business or operations of Community West or GNB as presently conducted.

     4.26     CERTAIN  INTERESTS.  To  the  best  of Community West's knowledge,
              ------------------
except in arm's-length transactions pursuant to normal commercial terms and conditions: (a) no officer or director of Community West or GNB has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Community West or GNB except for the normal rights of a shareholder of Community West; (b) no such person is indebted to Community West or GNB except for normal business expense advances or banking transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (c) Community West and GNB are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. The consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Community West or GNB to any employee of Community West or GNB.

     4.27  MINUTE  BOOKS.  The minute books of Community West and GNB accurately
           -------------
reflect all material actions duly taken by the shareholders, Boards of Directors and committees of Community West or GNB, as applicable.

     4.28  ACCOUNTING  RECORDS;  DATA  PROCESSING.  Community  West and GNB have
           --------------------------------------
records that, in all material respects, fairly reflect their transactions and accounting controls sufficient to ensure that such transactions are in all material respects: (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with Generally Accepted Accounting Principles. Except as set forth in Schedule 4.28, the procedures and
                                               -------------
equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by Community West and GNB in the operation of their businesses (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of Community West and GNB and are year 2000 compliant or adequate actions have been taken by Community West and GNB to cause Community West and GNB to be year 2000 compliant in accordance with the requirements of all regulatory agencies with authority over Community West and GNB.

     4.29  OPERATING  LOSSES.  Schedule  4.29 sets forth any Operating Loss that
           -----------------   --------------
has occurred at GNB during the period after December 31, 1996. To the best of Community West's knowledge, except as set forth on Schedule 4.29, since December
                                                   -------------
31, 1996, no event has occurred, and no action has been taken or omitted to be taken by any employee of Community West or GNB that has resulted in the occurrence by GNB of an Operating Loss or that might reasonably be expected to result in the occurrence by GNB of an Operating Loss after December 31, 1996, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $25,000 by itself or $50,000 when aggregated with all other Operating Losses during such period.

     4.30     REGULATORY  APPROVAL.  To  the best of Community West's knowledge,
              --------------------
based upon Community West's understanding of regulatory requirements, Community West has no reason to believe that the parties will not receive all required regulatory approvals.

     4.31     FULL  DISCLOSURE  AND STANDARD.  None of the information contained
              ------------------------------
in the representations and warranties of Community West set forth in this Agreement, and none of the information contained in any of the schedules, lists, documents, or instruments attached hereto or delivered by Community West as contemplated by any provision of this Agreement, contains any untrue statement of a fact or omits to state a fact necessary to make the statements contained herein or therein not misleading. No representation or warranty of Community West contained in Article IV shall be deemed untrue or incorrect, and Community West shall not be deemed to have breached a representation or warranty, as a consequence of the existence of a fact, event or circumstance unless such fact,
                                                               ------
event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty contained in Article IV has had or is reasonably likely to have a Material Adverse Effect on Community West.


                                    ARTICLE V

                     COVENANTS OF PALOMAR  PRIOR TO CLOSING
                     --------------------------------------

     Palomar  hereby  covenants  and  agrees  with  Community  West  as follows:

     5.1     BUSINESS  RECORDS AND INFORMATION.  During the period commencing on
             ---------------------------------
the date hereof, and ending on the Closing Date, Palomar will afford Community West, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable Community West and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of Palomar and the conditions thereof, and to update such examination at such intervals as Community West shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Palomar in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of Palomar. No such examination or Community West's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of Community West of its right to rely upon the representations, warranties or covenants made by Palomar herein or pursuant hereto.

     5.2     LIMITATIONS  UPON  PALOMAR PRIOR TO CLOSING.  Except as required by
             -------------------------------------------
this Agreement, between the date hereof and the Closing Date, without the prior written consent of Community West, which shall not be unreasonably withheld and which shall be deemed granted if within ten days after receipt of written request refusal of such written consent is not received from Community West by Palomar, Palomar shall not do any of the following:

     (a) Create or take action to incur any liabilities in excess of $75,000 or having a term in excess of one year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;

     (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of Palomar securing an obligation in excess of $75,000 or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

     (c) Make or become a party to any contract or commitment in excess of $75,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $75,000, except in the usual and ordinary course of business;

     (d) Make any capital expenditures in excess of $75,000, except for ordinary and necessary repairs and replacements and tenant improvements on Palomar's new Escondido branch office;

     (e) Sell or otherwise dispose of any of its assets or properties in excess of $75,000 in value, except in the usual and ordinary course of its business;

     (f) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of Palomar Stock;

     (g) Except as contemplated herein, issue or sell or obligate itself to issue or sell any shares of Palomar Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of Palomar Stock or other securities otherwise than pursuant to this Agreement;

     (h) Acquire capital stock of any corporation or any interest in any person except in the usual and ordinary course of its business;

     (i) Amend its Articles of Incorporation or Bylaws, except for such amendments that do not hinder performance of this Agreement or as permitted by or contemplated by this Agreement;

     (j) Grant any salary increase or enter into or amend any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to Palomar is increased, except in accordance with past practices, pursuant to written employment agreements disclosed pursuant hereto, or such amendments to any Palomar Employee Plan as may be necessary to consummate the Transactions contemplated herein;

     (k) Pay any obligation or liability, absolute or contingent, in excess of $75,000 except liabilities shown on the Palomar Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

     (l) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by Palomar or waiver of its claims in excess of $75,000 before any court or governmental agency, except in the usual and ordinary course of its business;

     (m) Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

     (n) Except in the usual and ordinary course of its business, enter into any continuing contract or series of related contracts in excess of $75,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

     (o) Enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or principal shareholder of Palomar or any affiliate of such person on terms that are less favorable to Palomar than could be obtained from an unrelated third party on an arm's length basis;

     (p) File any applications for additional branches or to relocate operations from any existing location, except as contemplated herein;

     (q) Change any of Palomar's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except such change as may be required in the opinion of Palomar's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB or by applicable bank regulatory authorities;

     (r) Knowingly default in any material respect under any Understanding to which Palomar is a party, and which, individually or together with other Understandings with respect to which a default by Palomar exists, would materially adversely affect the business, properties, or financial condition of Palomar taken as a whole; or

     (s) Conduct its business in a manner that would violate its Articles of Incorporation or Bylaws or would, to the best of its knowledge, materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Subsection 5.2(s) shall constitute a waiver of any rights of Community West under any other provision of this Agreement.

     5.3     AFFIRMATIVE  CONDUCT OF PALOMAR PRIOR TO CLOSING.  Between the date
             ------------------------------------------------
hereof  and  the  Closing  Date,  Palomar  shall:

     (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles I, VII, IX, and X hereof and to permit the consummation of the Merger and the Transactions contemplated under this Agreement as promptly as possible, and advise Community West promptly in writing of any matter which would make the representations and warranties set forth in Article III hereof not true and correct in all material respects at the Closing;

     (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

     (c) Carefully prepare or review and make available to Community West all federal, state and local tax returns and reports to government authorities regarding Palomar required to be filed by it between the date hereof and the Closing;

     (d) Furnish Community West with such financial and other information with respect to Palomar and its properties, business and operations as in the reasonable opinion of Community West, counsel for Community West and counsel for Palomar shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authori-zations referred to in
Article IX hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information contained therein not misleading;

     (e) Provide Community West with Palomar's monthly Board Package at the time provided to Palomar's directors;

     (f) Make available to Community West on Palomar's premises all loan application files at such time or times as will not interfere with the loan underwriting or approval process, in connection with each loan where the aggregate indebtedness of the borrower created by such loan will exceed $350,000 for commercial loans or commercial or commercial real estate loans or $500,000 for residential real estate loans;

     (g) Maintain insurance coverage at least equal to that now in effect on all of its properties and on all properties for which it is responsible, and carry the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

     (h) Duly observe and conform to lawful requirements applicable to its business in all material respects;

     (i) Maintain its books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis;

     (j) Take all actions reasonable and necessary to terminate all Palomar Employee Plans as set forth on Schedule 3.22 hereof as of the time immediately preceding the Closing.

     5.4     DISCUSSION  WITH  THIRD  PARTIES.
             --------------------------------

          (a) Palomar: (i) shall not, and shall instruct and cause each of its directors, officers, employees, agents, representatives and advisors
("Representatives") not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any Strategic Transaction Proposal (as hereinafter defined); and (ii) except as expressly permitted by Subsection 5.4(b), shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction (as hereinafter defined) with any party other than Community West. Palomar shall notify Community West within twenty-four (24) hours after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, Palomar or any of its Representatives, and shall disclose to Community West the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof, provided, however, that if Palomar receives a Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to Community West would violate a confidentiality agreement by which Palomar is bound, Palomar (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (ii) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and (iii) to the extent such disclosure has not been made under clause
(i) of this sentence, shall notify Community West that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. A "Strategic Transaction Proposal" means any proposal regarding a Strategic Transaction. For purposes of this Section 5.4, a "Strategic Transaction" means any acquisition or purchase of more than ten percent (10%) of the assets or voting securities of Palomar or any merger or other business combination involving Palomar or any recapitalization involving Palomar resulting in an extraordinary dividend or distribution to Palomar's shareholders or a self-tender for or redemption of some or all of the outstanding shares of Palomar Stock.

          (b) Qualifying Proposal.  Notwithstanding Subsection 5.4(a), following
              -------------------
receipt of a Qualifying Strategic Transaction Proposal, neither Palomar nor any of its Representatives shall be prohibited from (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to Community West, provided the third party shall have entered into a confidentiality agreement, (ii) taking and disclosing to Palomar's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to Palomar's shareholders, or (iii) subject to the terms of Subsection 11.1(d) terminating this Agreement. For purposes of this Section 5.4, a "Qualifying Strategic Transaction Proposal"shall mean a bona fide written Strategic Transaction Proposal with respect to which Palomar's Board of Directors shall have determined, after consultation with Palomar's counsel, that the action by Palomar contemplated under either clause (i), (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of Palomar Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by Palomar to the effect that the financial terms of such Strategic Transaction Proposal are from Palomar's shareholders' perspective superior to the Merger.

          (c)     Disclosure  and  Trading.  Upon  receipt  of the disclosure by
                  ------------------------
Community West of a Strategic Transaction Proposal involving Community West or any subsidiary thereof or a Community West Acquisition Transaction (as that term is defined in Section 6.4(c) hereof), Palomar, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal involving Community West or any subsidiary thereof or the Community West Acquisition

Transaction to the same extent so required of Community West and/or any subsidiary thereof under the terms of any confidentiality agreement to which Community West and/or any subsidiary is a party or is bound and to refrain from
                                                             ---
trading in Community West Stock, Palomar Stock and the securities of the party or parties to the Strategic Transaction Proposal or the Community West Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws, or (ii) the Strategic
Transaction Proposal or Community West Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

     5.5     PROXY STATEMENT.  The proxy statement and/or any other materials or
             ---------------
documents (collectively, the "Proxy Materials") to be used in connection with the shareholders' meeting required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to Palomar, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the shareholders' meeting, shall:

     (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

     (b) except with respect to any information regarding Community West or GNB supplied to Palomar by Community West for inclusion in the Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

                                 ARTICLE  VI

                  COVENANTS OF COMMUNITY WEST PRIOR TO CLOSING
                  --------------------------------------------

     Community  West  hereby  covenants  and  agrees  with  Palomar  as follows:

     6.1     BUSINESS  RECORDS AND INFORMATION.  During the period commencing on
             ---------------------------------
the date hereof, and ending on the Closing Date, Community West will afford Palomar, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable Palomar and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of Community West and GNB and the conditions thereof, and to update such examination at such intervals as Palomar shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Community West or GNB in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of Community West or GNB. No such examination or Palomar's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of Palomar of its right to rely upon the representations, warranties or covenants made by Community West herein or pursuant hereto.

     6.2     LIMITATIONS  UPON  COMMUNITY  WEST  PRIOR  TO  CLOSING.  Except  as
             ------------------------------------------------------
required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of Palomar, which shall not be unreasonably withheld and which shall be deemed granted if within ten days after receipt of written request refusal of such written consent is not received from Palomar by Community West, Community West shall not do any of the following:

     (a) Create or take action to incur any liabilities in excess of $75,000 or having a term in excess of one year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;

     (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of Community West securing an obligation in excess of $75,000, or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

     (c) Make or become a party to any contract or commitment in excess of $75,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $75,000, except in the usual and ordinary course of business;

     (d) Make any capital expenditures in excess of $75,000, except for ordinary and necessary repairs and replacements;

     (e) Sell or otherwise dispose of any of its assets or properties in excess of $75,000 in value, except in the usual and ordinary course of its business;

     (f) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of Community West Stock; provided, however, GNB may pay dividends to Community West;

     (g) Except as contemplated herein, issue or sell or obligate itself to issue or sell any shares of Community West Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of Community West Stock or other securities otherwise than pursuant to this Agreement; except pursuant to the exercise of the stock options and the 1996 Warrants set forth in Schedule 4.23;

     (h) Acquire capital stock of any corporation or any interest in any person except in the usual and ordinary course of its business;

     (i) Amend its Articles of Incorporation or Bylaws, except for such amendments that do not hinder performance of this Agreement or as permitted by or contemplated by this Agreement;

     (j) Grant any salary increase or enter into or amend any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to Community West or GNB is increased, except in accordance with past practices, pursuant to written employment agreements disclosed pursuant hereto, or such amendments to any Community West Employee Plan as may be necessary to consummate the Transaction contemplated herein including increasing the number of shares covered in Community West's 1997 Stock Option Plan or other stock option plans;

     (k) Pay any obligation or liability, absolute or contingent, in excess of $75,000 except liabilities shown on the Community West Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

     (l) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by Community West or waiver of its claims in excess of $75,000 before any court or governmental agency, except in the usual and ordinary course of its business;

     (m) Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

     (n) Except in the usual and ordinary course of its business, enter into any continuing contract or series of related contracts in excess of $75,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

     (o) Enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or principal shareholder of Community West or any affiliate of such person on terms that are less favorable to Community West than could be obtained from an unrelated third party on an arm's length basis;

     (p) File any applications for additional branches or to relocate operations from any existing location, except as contemplated herein;

     (q) Change any of Community West's or GNB basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of their business or operations, except such change as may be required in the opinion of Community West's or GNB's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB or by applicable bank regulatory authorities;

     (r) Knowingly default in any material respect under any Understanding to which Community West or GNB is a party, and which, individually or together with other Understandings with respect to which a default by Community West or GNB exists, would materially adversely affect the business, properties, or financial condition of Community West taken as a whole; or

     (s) Conduct its business in a manner that would violate its Articles of Incorporation or Bylaws or would, to the best of its knowledge, materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Subsection 6.2 (s) shall constitute a waiver of any rights of Palomar under any other provision of this Agreement.


     6.3     AFFIRMATIVE  CONDUCT  OF  COMMUNITY WEST PRIOR TO CLOSING.  Between
             ---------------------------------------------------------
the  date  hereof  and  the  Closing  Date,  Community  West  shall:

     (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles I, VII, VIII, and X hereof and to permit the consummation of the Merger and the transactions contemplated under this Agreement as promptly as possible, and advise Palomar promptly in writing of any matter which would make the representations and warranties set forth in
Article  IV hereof not true and correct in all material respects at the Closing;

     (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

     (c) Carefully prepare or review and make available to Palomar all federal, state and local tax returns and reports to government authorities regarding Community West required to be filed by it between the date hereof and the Closing;

     (d) Furnish Palomar with such financial and other information with respect to Community West and its properties, business and operations as in the reasonable opinion of Palomar, counsel for Palomar and counsel for Community West shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authori-zations referred to in
Article IX hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information contained therein not misleading;

     (e) Provide Palomar with Community West's and GNB's monthly Board Packages at the time provided to their directors;

     (f) Make available to Palomar on Community West's premises all loan application files at such time or times as will not interfere with the loan underwriting process, in connection with each loan where the aggregate indebtedness of the borrower created by such loan will exceed $350,000 for commercial loans or commercial real estate loans or $500,000 for residential real estate loans;

     (g) Maintain insurance coverage at least equal to that now in effect on all of its properties and on all properties for which it is responsible, and carry the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

     (h) Duly observe and conform to lawful requirements applicable to its business in all material respects; and


     (i) Maintain its books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis.

     6.4     DISCUSSION  WITH  THIRD  PARTIES.
             --------------------------------

          (a) Community West: (i) shall not, and shall instruct and cause each of its Representatives not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any Strategic Transaction Proposal; and
(ii) except as expressly permitted by Subsection 6.4(b), shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction (as hereinafter defined) with any party other than Palomar. Community West shall notify Palomar within twenty-four (24) hours after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, Community West or any of its Representatives, and shall disclose to Palomar the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof; provided, however, that if Community West receives a Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to Palomar would violate a confidentiality agreement by which Community West is bound, Community West (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (ii) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify Palomar that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. For purposes of this Section 6.4, a "Strategic Transaction" means any acquisition or purchase of more than ten percent (10%) of the assets or voting securities of Community West or any merger or other business combination involving Community West or any recapitalization involving Community West resulting in an extraordinary dividend or distribution to Community West's shareholders or a self-tender for or redemption of some or all of the outstanding shares of Community West Stock; provided however, that the sale of any loans or an interest in a portfolio of loans by Community West or GNB in the ordinary course of business including without limitation the securitization of a portfolio of loans in an aggregate amount of up to $75,000,000 shall not be deemed a Strategic Transaction for purposes of this Agreement.

          (b) Qualifying Proposal.  Notwithstanding Subsection 6.4(a), following
              -------------------
receipt of a Qualifying Strategic Transaction Proposal, neither Community West nor any of its Representatives shall be prohibited from (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to Palomar, provided the third party shall have entered into a confidentiality agreement, (ii) taking and disclosing to Community West's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to Community West's shareholders, or (iii) subject to the terms of Subsection 11.1(e) terminating this Agreement. For purposes of this Section 6.4, a "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which Community West's Board of
Directors shall have determined, after consultation with Community West's counsel, that the action by Community West contemplated under either clause (i),
(ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of Community West Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by Community West to the effect that the financial terms of such Strategic Transaction Proposal are, from Community West's shareholders' perspective, superior to the Merger.

     (c)     Community  West  Acquisition Transaction.Notwithstanding Subsection
             -----------------------------------------
6.4(a) or 6.4(b) hereof, Community West or any of its subsidiaries shall be permitted to and may cause its respective Representatives to solicit, encourage, discuss, negotiate, enter into agreements, and carry out and complete transactions regarding a Community West Acquisition Transaction; provided however, that should Community West enter into or modify any agreement, or complete without any agreement, any Community West Acquisition Transaction which has a Material Adverse Effect upon Community West without written approval of Palomar, then such action shall constitute a breach under Subsection 11.1(b) of this Agreement giving rise to a right of termination by Palomar in accordance with Subsection 11.(b) of this Agreement. For purposes of this Agreement, the term "Community West Acquisition Transaction" shall mean: (i) a merger or consolidation or any similar transaction where Community West or any of its subsidiaries will be the surviving or resulting corporation or where the shareholders of Community West or any of its subsidiaries immediately prior to the completion of the transaction will own fifty percent (50%) or more of the surviving or resulting corporation immediately after the completion of the transaction, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of another corporation, partnership or limited liability company which business is permissible under the Bank Holding Company Act of 1956, as amended and Regulation Y promulgated pursuant thereto, or (iii) the purchase or other acquisition of securities representing ten percent (10%) or more of the voting power of another corporation, partnership or limited liability company which business is permissible under the Bank Holding Company Act of 1956, as amended and Regulation Y promulgated pursuant thereto. Community West shall promptly notify Palomar of any Community West Acquisition Transaction and shall disclose to Palomar the identity of the party or parties to the transaction, and the terms and conditions thereof. To the extent Community West makes a disclosure of any non-public information to Palomar, its executive officer and/or directors, then Palomar and its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Community West Acquisition Transaction so disclosed and to refrain from trading in Community West Stock, Palomar Stock and the securities of the party or parties to the Community West Acquisition Transaction so disclosed in accordance with the provisions of Subsection 5.4(c) of this Agreement.

     (d)     Disclosure  and Trading.  Upon receipt of the disclosure by Palomar
             -----------------------
of a Strategic Transaction Proposal involving Palomar or any subsidiary thereof, Community West, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal involving Palomar or any subsidiary thereof to the same extent so required of Palomar and/or any subsidiary thereof under the terms of any confidentiality agreement to which Palomar and/or any subsidiary is a party or is bound and to refrain from trading in Community West
                                   ---
Stock, Palomar Stock and the securities of the party or parties to the Strategic Transaction Proposal until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of all applicable securities laws, or (ii) the Strategic Transaction Proposal has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

     6.5     PROXY STATEMENT.  The Proxy Materials to be used in connection with
             ---------------
the shareholders' meeting required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to Community West, GNB, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the shareholders' meeting, shall:

     (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

     (b) except with respect to any information regarding Palomar supplied to Community West by Palomar for inclusion in the Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.


                                   ARTICLE VII

              MEETINGS OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS
              ----------------------------------------------------

     Community West and Palomar each covenant and agree with the other as follows:

     7.1     SHAREHOLDERS'  MEETINGS.  It will, promptly after execution of this
             -----------------------
Agreement, cause a meeting of its shareholders (hereinafter referred to as the "Community West Meeting" or the "Palomar Meeting," as applicable) to be duly called and held upon requisite notice for the purpose of:

     (a) authorizing and approving this Agreement and the Transactions contemplated herein; and

     (b) conducting such other business as its Board of Directors deems advisable and proper in connection therewith, including the election of directors.

     Each of Community West and Palomar, through its Board of Directors, will recommend that its shareholders approve the Transactions contemplated hereby, and it will use its best efforts to obtain the affirmative votes of the holders of the largest possible percentage of its outstanding shares of common stock.

     7.2     SECURITIES  LAWS.   In  obtaining the consent of their shareholders
             ----------------
to the matters described in Section 7.1 hereof, Community West and Palomar and their officers, directors and controlling shareholders, will, in all respects, comply with Sections 10 and 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the SEC promulgated thereunder, the rules and regulations of the FDIC promulgated under the 1934 Act, if applicable, and the securities laws of all states in which shareholders of the parties reside, including without limitation the Commissioner. Without in any way limiting the generality of the forgoing, Community West and Palomar agree with the other that the Notice of Meeting, Proxy Statement submitted in connection therewith, form of Proxy and other solicitation materials that will be used by them in soliciting the aforesaid shareholder approvals and authorizations:

     (a) will be filed with, and not be used before the same are cleared for use by the SEC and the FDIC, if applicable, and, to the extent required, the securities administrators of all states in which their shareholders reside including without limitation the Commissioner;

     (b) will contain all of the information required by the 1934 Act and the rules and regulations of the SEC and FDIC thereunder, whether or not the party has securities registered under the 1934 Act; and

     (c) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that neither party warrants the accuracy or completeness of any information contained therein which is furnished to it by the other relating to the business, assets, properties, financial condition or management of the other or any corporation or person affiliated therewith.

     Community West and Palomar will use their respective best efforts to obtain clearance by all appropriate regulatory authorities for the use of their Notices of Meeting, Proxy Statements, forms of Proxy and other solicitation materials. Community West and Palomar will consult and cooperate with the other in the preparation of all such proxy solicitation materials for the Community West Meeting and the Palomar Meeting.

     7.3     SHAREHOLDER  AGREEMENTS.  The  directors  and executive officers of
             -----------------------
Community West and Palomar, in their capacity as shareholders, in exchange for good and valuable consideration, have executed and delivered Shareholder Agreements substantially in the form of Exhibit "B-1" and Exhibit "B-2" hereto, committing such person, among other things: (i) to vote their shares of Community West Stock and Palomar Stock in favor of the agreement at the Community West Meeting and Palomar Meeting as applicable, and (ii) to certain representations concerning the ownership of Community West Stock and Palomar Stock which they own, respectively. Community West and Palomar each covenant and agree that they will take all actions and use their best efforts to cause their respective directors and executive officers, in their capacity as shareholders, to fully comply with the terms and conditions of the Shareholder Agreements.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PALOMAR
                 ----------------------------------------------

     All obligations of Palomar to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by Palomar:

     8.1     CONTINUED  ACCURACY  OF  REPRESENTATIONS  AND  WARRANTIES.  The
             ---------------------------------------------------------
representations and warranties of Community West contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     8.2     PERFORMANCE  OF  OBLIGATIONS.  Community West and its directors and
             ----------------------------
officers shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement and the Shareholder Agreements of Community West to be performed and satisfied by Community West and its directors and officers at or prior to the Closing Date.

     8.3     ABSENCE  OF  MATERIAL  CHANGES.  Between the date of this Agreement
             ------------------------------
and the Closing Date there shall have been: (a) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, Community West has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, having a Material Adverse Effect on the business or prospects of Community West taken as a whole; (b) no change in the business, operations, financial condition, income, or prospects of Community West which has had or is likely to have a Material Adverse Effect on Community West; and
(c) an absence of the institution of litigation involving Community West or any of its assets which, if determined adverse to Community West, would have a Material Adverse Effect upon Community West.

     8.4     APPOINTMENT  OF  DIRECTORS.  Community West shall have delivered to
             --------------------------
Palomar at the Closing a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of the one nominee designated by Palomar as required by
Section 1.10 of this Agreement, effective as of the Closing Date and, if necessary, providing for a new fixed number of directors within the range set in Community West's Bylaws.

     8.5     SHAREHOLDER  AGREEMENTS.  Community  West  shall  have delivered to
             -----------------------
Palomar concurrently with the execution of this Agreement all of the Shareholder Agreements of Community West duly executed as provided for in Section 1.12 hereof which Shareholder Agreements shall be in full force and effect and shall have been fully complied with in accordance with their terms by the shareholders of Community West who have executed same.

     8.6     EMPLOYMENT  AGREEMENTS.  Community  West  shall  have  delivered to
             ----------------------
Palomar new Employment Agreements between Palomar and those persons serving as Palomar's Chief Executive Officer and Palomar's Chief Financial Officer as of the Closing Date which Employment Agreements shall provide for the employment of those persons by Palomar for a term of three (3) years from and the Effective Term of the Merger under terms and conditions substantially similar to the terms and conditions applying to those individual employment with Palomar as of the date of this Agreement.

     8.7     OFFICERS'  CERTIFICATE.  There shall have been delivered to Palomar
             ----------------------
at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of Community West certifying, to the best of their knowledge, compliance by Community West with all of the provisions of Sections 8.1, 8.2, 8.3 and 8.4 of this Agreement.

     8.8     RECEIPT  OF  LEGAL  OPINION.  Palomar  shall  have received a legal
             ---------------------------
opinion from Horgan, Rosen, Beckham & Coren LLP, counsel for Community West, addressed to Palomar and dated the Closing Date and substantially in the form set forth on Exhibit "D-1" hereto or in such other form as agreed to by the parties.

     8.9     CLOSING  DOCUMENTS.  Community West shall have delivered to Palomar
             ------------------
the  Closing  documents  required  pursuant  to  Article VIII of this Agreement.


                                   ARTICLE IX

              CONDITIONS PRECEDENT TO OBLIGATIONS OF COMMUNITY WEST
              -----------------------------------------------------

     All obligations of Community West to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by Community West:

     9.1     CONTINUED  ACCURACY  OF  REPRESENTATIONS  AND  WARRANTIES.  The
             ---------------------------------------------------------
representations and warranties of Palomar contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     9.2     PERFORMANCE OF OBLIGATIONS.  Palomar and its directors and officers
             --------------------------
shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement and the Shareholder Agreements of Palomar to be performed and satisfied by Palomar and its directors and officers at or prior to the Closing Date.

     9.3     ABSENCE  OF  MATERIAL  CHANGES.  Between the date of this Agreement
             ------------------------------
and the Closing Date there shall have been: (a) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, Palomar has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, having a Material Adverse Effect on the business of Palomar taken as a whole; (b) no change in the business, operations, financial condition or income of Palomar which has had or is likely to have a Material Adverse Effect on Palomar; and (c) an absence of the institution of litigation involving Palomar or any of its assets which, if determined adverse to Palomar, would have a Material Adverse Effect upon Palomar.

     9.4     AFFILIATES'  LETTERS.   Palomar  shall  have delivered to Community
             --------------------
West concurrently with the execution of this Agreement, Affiliates' Letters substantially in the form of Schedule "C" hereto signed by each of its
                                  -------------
affiliates.

     9.5     SHAREHOLDER  AGREEMENTS.  Palomar shall have delivered to Community
             -----------------------
West concurrently with the execution of this Agreement all of the Shareholder Agreements of Palomar duly executed as provided called by Section 1.12 hereof which Shareholder Agreements shall be in full force and effect and shall have been fully complied with in accordance with their terms by the shareholders of Palomar who have executed same.

     9.6     OFFICERS'  CERTIFICATE.  There  shall  have  been  delivered  to
             ----------------------
Community West at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of Palomar certifying, to the best of their knowledge, compliance by Palomar with all of the provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement.

     9.7     RECEIPT  OF  LEGAL  OPINION.  Community  West shall have received a
             ---------------------------
legal opinion from Higgs, Fletcher & Mack, LLP, counsel for Palomar, addressed to Community West and CW Merger Corp and dated the Closing Date, substantially in the form set forth as Exhibit "D-2" hereto or in such other form as agreed to by the parties.

     9.8     CLOSING DOCUMENTS.   Palomar shall have delivered to Community West
             -----------------
the  Closing  documents  required  pursuant  to  Article  IX  of this Agreement.

                                    ARTICLE X

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     The obligations of Community West and Palomar to proceed with the Merger and the Transactions provided for herein are subject to the fulfillment, at or prior to the Effective Time of Merger, of the conditions that:

     10.1     PERMITS AND APPROVALS.   Appropriate permits or approvals from the
              ---------------------
Commissioner, the FDIC, the FRB and any other governmental agencies which are necessary to carry out the Transactions contemplated in this Agreement, shall have been received without the imposition of any conditions or requirements which, in the reasonable opinion of the affected party, are materially burdensome or undesirable, and the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. Section 1828(c)(6). Said permits and approvals shall include, but shall not be limited to, the following:

     (a) prior written approval from the Commissioner and the FDIC for Palomar to merger with CWB Merger Corp pursuant to Section 5750 of the CFC and the Bank Merger Act;

     (b) receipt of approval from the FRB under the Bank Holding Company Act 1956 for Community West to acquire control of Palomar; and

     (c) receipt of a permit from the California Commissioner of Corporations under the California Corporate Securities Law of 1968 and the declaration as effective by the SEC of a registration statement under the Securities Act of 1933, with respect to the shares of Community West Stock to be issued upon consummation of the Merger, and the approvals of any requisite state securities administrators.

     10.2     TAX RULING OR OPINION.   Receipt by the parties of a ruling issued
              ---------------------
by the Internal Revenue Service or, in lieu thereof, the opinion of Deloitte & Touche, LLP to the effect that:

     (a)   the  Merger  qualifies  as  a  reorganization  within  the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1954, as amended (the "Code"), and Community West, Palomar, and CWB Merger Corp are parties to a reorganization under Section 368(d) of the Code;

     (b) no gain or loss will be recognized by the parties as a result of the Merger;

     (c) the basis and holding periods of the assets and liabilities exchanged between the parties to the Merger will be the same as the basis and holding periods of those assets and liabilities prior to the Merger;

     (d) no gain or loss will be recognized by the holders of Palomar Stock upon the conversion of their shares of Palomar Stock into shares of Community West Stock (except for any fractional share interests to which they may be entitled);

     (e) where Palomar's shareholders hold their Palomar Stock as a capital asset, the basis of Community West Stock to be received by Palomar's shareholders will be the same as the basis of Palomar Stock converted into Community West Stock;

     (f) where Palomar's shareholders hold their stock in Palomar as a capital asset, the holding period of Community West Stock to be received by Palomar shareholders will be the same as the holding period of Palomar Stock converted into Community West Stock;

     (g) where a shareholder of Palomar or Community West dissents to the Merger and has received cash for his or her Palomar Stock or Community West Stock, such cash will be treated as received by the shareholder as a distribution in redemption of his or her Palomar Stock or Community West Stock subject to the provisions and limitations of Section 302 of the Code; and

     (h) where cash is received by a shareholder of Palomar in lieu of a fractional share interest in Community West Stock, the cash will be treated as being received by the shareholder as a distribution in redemption of his or her fractional share interest, subject to the provisions and limitations of Section 302 of the Code.

     10.3     ABSENCE  OF LITIGATION.   On the Closing Date and at the Effective
              ----------------------
Time  of  the  Merger:

     (a) there shall be no action pending before any court of competent jurisdiction in which any injunction is sought by any governmental authority against the Transactions contemplated hereby; and

     (b) there shall be in effect no order, writ, injunction or decree of any court or governmental authority prohibiting the consummation of any of the Transactions contemplated hereby.

10.4     SHAREHOLDER  APPROVALS.
         ----------------------

     (a)   Approval  of Merger.   This Agreement shall have been approved by the
           -------------------
holders of at least a majority of the issued and outstanding shares of Community West Stock entitled to vote, by the holders of at least a majority of the issued and outstanding shares Palomar Stock entitled to vote, and by the holder of at least a majority of the issued and outstanding shares of CWB Merger Corp Stock entitled to vote.

     (b)   Other  Actions.   Any  and  all  other  actions  required  by  the
           --------------
shareholders of Community West or Palomar to authorize or effect the Transactions called for herein shall have been duly and validly taken.

     10.5     CONTINUITY  OF  INTEREST.   Taking  into  account payments to, and
              ------------------------
proposed payments to, holders of Dissenting Palomar Shares and payments of expenses incurred in connection with the Transactions called for herein, after the Effective Time of the Merger Palomar will hold at least 90% of the fair market value of the net assets and 70% of the fair market value of the gross assets owned by both it and CWB Merger Corp immediately before the Effective Time of the Merger. All payments to holders of Dissenting Palomar Shares and all redemptions and distributions made by Palomar immediately preceding the Effective Time of the Merger and which are part of this Agreement will be considered as assets held by Palomar immediately prior to the Effective Time of the Merger. No fact, circumstance or event shall have occurred or is reasonably likely to occur that would cause the Merger not to be deemed a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, or that would cause the Merger to not qualify for pooling-of-interests accounting treatment, including without limitation, distributions or payment to holders of dissenting Palomar shares and payments made on account of fractional shares of Community West to be issued in consideration of Palomar Stock in the Merger.

                                   ARTICLE XI

                                   TERMINATION
                                   -----------

     11.1     TERMINATION OF THIS AGREEMENT.  This Agreement shall terminate and
              -----------------------------
be of no further force and effect as between the parties hereto, except as to liability for a material breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

     (a) Immediately upon the expiration of ten (10) days from the date that Community West has given notice to Palomar of breach or default by Palomar in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder; provided, however, that no such termination shall be effective if, within said ten day period, Palomar shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

     (b) Immediately upon the expiration of ten (10) days from the date that Palomar has given notice to Community West of breach or default by Community West in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder; provided, however, that no such termination shall be effective if, within said ten day period Community West shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

     (c) Upon the expiration of thirty (30) days after the Commissioner, the FDIC, the FRB, the SEC or any other applicable regulatory agency denies or refuses to grant the approvals, nondisapprovals, consents, or authorizations required to be obtained in order to consummate the Transactions contemplated by this Agreement, unless within said thirty (30) day period the parties hereto agree to resubmit the application to the regulatory authority which has denied or refused to grant such approval, nondisapproval, consent, authorization or ruling, as the case may be;

     (d) Immediately after: (i) Community West is notified by Palomar or Community West otherwise becomes aware that, pursuant to Section 5.4, Palomar has received a Qualifying Strategic Transaction Proposal; and (ii) payment by Palomar to Community West of the Termination Fee pursuant to Subsection 11.4(a);

     (e) Immediately after: (i) Palomar is notified by Community West or Palomar otherwise becomes aware that, pursuant to Section 6.4, Community West has received a Qualifying Strategic Transaction Proposal; and (ii) payment by Community West of the Termination Fee pursuant to Subsection 11.4(a);

     (f) By notice by Community West to Palomar or by Palomar to Community West, if the Closing has not occurred on or before December 31, 1998, unless said date shall be extended by the mutual agreement of the parties hereto and unless such failure results primarily from any material breach pursuant to Subsections 11.1(a) or (b) or by virtue of the events described in Subsections 11.1(c), (d) or (e);

     (g)     Upon  the  mutual  agreement  of  the  parties  hereto;

     (h) On or before May 14, 1998, by Palomar in the event that (i) Community West fails to deliver to Palomar on or before May 7, 1998, all of the schedules Community West is required to provide in accordance with Article IV of this Agreement, or (ii) Community West delivers the schedules to Palomar required by Article IV on or before May 7, 1998, but upon review, Palomar, in good faith after applying a commercially reasonable standard determines that there is a fact, event or circumstance identified on the schedule(s) that has had or is likely to have a Material Adverse Effect on Community West; or

     (i) On or before May 14, 1998, by Community in the event that (i) Palomar fails to deliver to Community West on or before May 7, 1998, all of the schedules Palomar is required to provide in accordance with Article III of this Agreement, or (ii) Palomar delivers the schedules to Community West required by
Article III on or before May 7, 1998, but upon review, Community West, in good faith after applying a commercially reasonable standard determines that there is a fact, event or circumstance identified on the schedule(s) that has had or is likely to have a Material Adverse Effect on Palomar.

     11.2     IMMATERIAL  BREACH.  Notwithstanding  anything  to  the  contrary
              ------------------
contained herein, no party hereto shall have the right to terminate this Agreement on account of its own breach or due to any immaterial breach by any other party hereto of any covenant, agreement, representation, warranty, duty or obligation hereunder.

     11.3     EFFECT  OF  TERMINATION.  No  termination  of this Agreement under
              -----------------------
this Article XI for any reason or in any manner, except as permitted by Subsections 11.1 (f), (g), (h) or (i) shall release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly said party's material and bad faith breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein or its obligation pursuant to Section 12.1 hereof; provided, however, neither party shall be liable to the other for termination pursuant to Subsection 11.1(c) for the failure of the Commissioner, the FDIC, the FRB, or any other applicable regulatory agency to grant the approvals, nondisapprovals, consents, or authorizations required or imposes burdens upon Community West, GNB or Palomar that are determined to be material upon and are unacceptable to that representative party, if the failure is not the result of a material breach by that party of a representation, warranty or covenant set forth in this Agreement. If, however, such termination shall result from an election to terminate by Community West pursuant to Subsection 11.1(a), then Palomar shall pay to Community West, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the Liquidated Damages as set forth in Subsection 11.4(b). If, however, such termination shall result from an election to terminate by Palomar pursuant to Subsection 11.1(b), then Community West shall pay to Palomar, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty for forfeiture, the Liquidated Damages as set forth in Subsection 11.4(b). If, however, such termination shall result from an election to terminate by Community West or Palomar pursuant to Subsection 11.1(d), then Palomar shall pay to Community West the Termination Fee pursuant to Subsection 11.4(a). If, however, such termination shall result from an election to terminate by Palomar or Community West pursuant to Subsection 11.1(e), then Community West shall pay to Palomar the Termination Fee pursuant to Subsection 11.4(a).

     11.4     TERMINATION  FEE  AND  LIQUIDATED  DAMAGES.
              ------------------------------------------

     (a)  Termination  Fee.  The Termination Fee shall be the amount of $500,000
          ----------------
(the "Termination Fee") in the event this Agreement is terminated pursuant to Subsection 11.1(d) or Subsection 11.1(e).

     (b)  Liquidated  Damages.  As  reasonable  and  full liquidated damages and
          -------------------
reasonable compensation for the loss sustained and not as a penalty or forfeiture in the event that this Agreement is terminated pursuant to Subsection 11.1(a) or Subsection 11.1(b), the liquidated damages shall be the amount of $500,000 (the "Liquidated Damages").

     (c)  Exclusive  Remedy.  Except in the event the responsible party fails to
          -----------------
pay  the  Termination  Fee  or the Liquidated Damages, as applicable, within ten
(10) business days after receipt of an invoice therefor, which period shall be extended by an additional reasonable time if the responsible party has reasonably disputed the existence or amount of such obligations, timely receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, the receiving party shall be barred from recovering damages for any breach of any term of this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------

     12.1     EXPENSES.  Community  West  and  Palomar shall each bear their own
              --------
expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses (hereinafter "Expenses") regardless of whether the Merger or any of the Transactions contemplated under this Agreement are consummated.

     12.2     NOTICES.  All  notices,  demands or other communications hereunder
              -------
shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, as follows:

     (i)     If  to  Palomar,  to:

          Palomar  Savings  &  Loan  Association
          355  West  Grand  Avenue
          Escondido,  California  92033-0630
          Attention:  Mr.  James  M.  Rady,  President  and  CEO

          With  a  copy  to:
          Higgs,  Fletcher  &  Mack,  LLP
          401  West  A  Street,  Suite  2000
          San  Diego,  California  92101
          Attn:  Kurt  L.  Kicklighter,  Esq.

     (ii) If  to  Community  West,  to:
          Community  West  Bancshares
          5827  Hollister  Avenue
          Goleta,  California  93117
          Attention:  Mr.  Llewellyn  W.  Stone,  President  and  CEO

          With  a  copy  to:
          Horgan,  Rosen,  Beckham  &  Coren,  LLP
          21700  Oxnard  Street,  Suite  1400
          Los  Angeles,  California  91365-4335
          Attn:  Arthur  A.  Coren,  Esq.

     The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
Section 12.2. Any notice, demand or other communications given pursuant to the provisions of this Section 12.2 shall be deemed to have been given on the date actually delivered or three (3) days following the date mailed, as the case may be.
     12.3     SUCCESSORS  AND  ASSIGNS.  All  terms  and  provisions  of  this
              ------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that except as otherwise contemplated hereby, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Agreement.

     12.4     THIRD PARTY BENEFICIARIES.  Palomar and Community West intend that
              -------------------------
this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Palomar or Community West.

     12.5     COUNTERPARTS.  This  Agreement  may  be  executed  in  one or more
              ------------
counterparts,  all  of  which  taken  together  shall constitute one instrument.

     12.6     GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement is made and
              --------------------------------------
entered into in the State of California and the internal laws (without regard to the conflict of law of laws provisions thereof) of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder. EACH PARTY HERETO HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COUNTY OF SANTA BARBARA, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY, AND, TO THE EXTENT IT LAWFULLY MAY DO SO, EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

     12.7     CAPTIONS.  The  captions  contained  in  this  Agreement  and  the
              --------
Schedules hereto are for convenience of reference only and do not form a part of or affect the interpretation of this Agreement.

     12.8     SCHEDULES.   The Schedules attached hereto are an integral part of
              ---------
this Agreement and each Schedule shall be applicable as if set forth in full in the text hereof only with respect to the sections of this Agreement to which it is cross-referenced. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth on an Schedule which expressly cross-references to the section where the absolute or unconditional representation is contained.

     12.9     REPRESENTATIONS  AND  WARRANTIES.  The  representations  and
              --------------------------------
warranties of the parties hereto contained in this Agreement or any Schedule hereto shall survive for two (2) years from and after the Effective Time of the Merger and thereafter shall terminate and be of no further force and effect.

     12.10     WAIVER  AND  MODIFICATION.  No  waiver  of any term, provision or
               -------------------------
condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     12.11     KNOWLEDGE.  In  all representations and warranties concerning the
               ---------
knowledge of Community West or Palomar, wherever included herein, there shall be imputed to Community West or Palomar the actual (and not constructive) knowledge of its current executive officers and directors.

     12.12     ATTORNEYS'  FEES.  In  the  event  any  of  the  parties  to this
               ----------------
Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, any prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs.

     12.13     ENTIRE  AGREEMENT.  The  making,  execution  and delivery of this
               -----------------
Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

     12.14     CONSENTS.  Any  and all consents required to be obtained from any
               --------
of the parties hereto under this Agreement shall not be unreasonably withheld and shall be deemed given unless the requesting party receives written notice to the contrary from the party to whom such request is made within ten business days after request therefor.

     12.15     SEVERABILITY.  If  any  portion of this Agreement shall be deemed
               ------------
by a court of competent jurisdiction to be unenforceable, the remaining terms hereof shall provide for the consummation of the Transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     PALOMAR  SAVINGS  &                       COMMUNITY  WEST
     LOAN  ASSOCIATION                         BANCSHARES

     By:  ___________________________          By:  __________________________
          James  M.  Rady                           C.  Randy  Shaffer
     Its: President and Chief Executive       Its:  Executive Vice
          Officer                                   President